   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 18, 1996
                                                    REGISTRATION NO. 333-11813

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                    ------
                               AMENDMENT NO. 1
                                      to
                                   FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                    ------
                   COMMODORE SEPARATION TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                          3559                        11-3299195
  (State or other jurisdiction                    (Primary Standard Industrial         (I.R.S. Employer
 of incorporation or organization)                Classification Code Number)         Identification No.)

                       150 East 58th Street, Suite 3400
                           New York, New York 10155
             telephone: (212) 308-5800; facsimile: (212) 753-0731
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ALAN R. BURKART
                    President and Chief Executive Officer
                   Commodore Separation Technologies, Inc.
                       150 East 58th Street, Suite 3400
                           New York, New York 10155
             telephone: (212) 308-5800; facsimile: (212) 753-0731
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

     STEPHEN A. WEISS, ESQ.                     LAWRENCE B. FISHER, ESQ.
    SPENCER G. FELDMAN, ESQ.               Orrick, Herrington & Sutcliffe LLP
  Greenberg, Traurig, Hoffman,                      666 Fifth Avenue
     Lipoff, Rosen & Quentel                    New York, New York 10103
      153 East 53rd Street                      telephone: (212) 506-5000
    New York, New York 10022                    facsimile: (212) 506-5151
    telephone: (212) 801-9200
    facsimile: (212) 223-7161

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                                    ------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   COMMODORE SEPARATION TECHNOLOGIES, INC.
                            CROSS REFERENCE SHEET
                  PURSUANT TO ITEM 501(B) OF REGULATION S-K

    Item
   Number                  Item Caption in Form S-1                              Location in Prospectus
 ----------   --------------------------------------------------   ---------------------------------------------------
1.           Forepart of the Registration Statement and           Outside Front Cover Page of Prospectus
             Outside Front Cover Page of Prospectus

2.           Inside Front and Outside Back Cover Pages of         Inside Front Cover Page of Prospectus; Additional
             Prospectus                                           Information; Back Cover Page of Prospectus

3.           Summary Information, Risk Factors and Ratio of       Prospectus Summary; Risk Factors
             Earnings to Fixed Charges

4.           Use of Proceeds                                      Use of Proceeds

5.           Determination of Offering Price                      Outside Front Cover Page of Prospectus; Risk
                                                                  Factors; Underwriting

6.           Dilution                                             Dilution

7.           Selling Security Holders                             Not applicable

8.           Plan of Distribution                                 Outside Front Cover Page of Prospectus;
                                                                  Underwriting

9.           Description of Securities to Be Registered           Prospectus Summary; Capitalization; Description of
                                                                  Securities

10.          Interests of Named Experts and Counsel               Legal Matters; Experts

11.          Information with Respect to the Registrant           Outside Front Cover Page of Prospectus; Prospectus
                                                                  Summary; Risk Factors; Use of Proceeds;
                                                                  Capitalization; Dividend Policy; Dilution; Selected
                                                                  Financial Data; Management's Discussion and
                                                                  Analysis of Financial Condition and Results of
                                                                  Operations; Business; Management; Executive
                                                                  Compensation; Principal Stockholders; Certain
                                                                  Relationships and Related Transactions; Description
                                                                  of Securities; Shares Eligible for Future Sale;
                                                                  Financial Statements; Outside Back Cover Page of
                                                                  Prospectus
12.          Disclosure of Commission Position on                 Not applicable
             Indemnification for Securities Act Liabilities

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                SUBJECT TO COMPLETION, DATED OCTOBER 18, 1996

PROSPECTUS
                     5,000,000 SHARES OF COMMON STOCK AND
             5,000,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS
                   COMMODORE SEPARATION TECHNOLOGIES, INC.
                                    ------
   Commodore Separation Technologies, Inc., a Delaware corporation (the "Company"), hereby offers (the "Offering") 5,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), and 5,000,000 Redeemable Common Stock Purchase Warrants (the "Warrants"). The shares of Common Stock and the Warrants are sometimes hereinafter together referred to as the "Securities." Until the completion of this Offering, the shares of Common Stock and the Warrants offered hereby may only be purchased together on the basis of one share of Common Stock and one Warrant, but will trade separately immediately after the Offering. Each Warrant entitles the registered holder thereof to purchase one share of Common Stock at an initial exercise price of
$   per share [140% of the initial public offering price per share of Common
Stock], subject to adjustment, at any time commencing one year after the date of this Prospectus until five years after the date of this Prospectus. Commencing 18 months after the date of this Prospectus, the Warrants are subject to redemption by the Company, in whole but not in part, at $.10 per Warrant on 30 days' prior written notice provided that the average closing sale price of the Common Stock as reported on the American Stock Exchange
(the "AMEX") equals or exceeds $   per share [300% of the initial public
offering price of the Common Stock] (subject to adjustment under certain circumstances) for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. See "Description of Securities."

   Prior to this Offering, there has been no public market for the Securities and there can be no assurance that such a market will develop after the completion of this Offering or, if developed, that it will be sustained. It is currently anticipated that the initial public offering prices of the Common Stock and the Warrants will be between $6.00 and $8.00 per share and $.10 per Warrant, respectively. For information regarding the factors considered in determining the initial public offering prices of the Securities and the terms of the Warrants, see "Risk Factors" and "Underwriting." Application has been made to include the Common Stock and the Warrants on the AMEX under the symbols "CXO" and "CXO.WS," respectively.

  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" BEGINNING ON PAGE 7 AND
                                 "DILUTION."
                                    ------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
   PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
==============================================================================
                    Price to          Underwriting             Proceeds to
                      Public          Discount (1)              Company (2)
Per Share.......      $                 $                        $
------------------------------------------------------------------------------
Per Warrant  ...      $                 $                        $
------------------------------------------------------------------------------
Total (3)  .....     $                 $                       $
==============================================================================
                                             (see footnotes on following page)

   The Securities are being offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by their counsel and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify this Offering and to reject any order in whole or in part. It is expected that delivery of the Securities will be made against payment at the offices of National Securities Corporation, Seattle, Washington, on or
about      , 1996.
                       NATIONAL SECURITIES CORPORATION
                  The date of this Prospectus is      , 1996

------

(1) Does not include additional compensation payable to National Securities Corporation, the representative of the several Underwriters (the "Representative"), in the form of a non-accountable expense allowance. In addition, see "Underwriting" for information concerning indemnification and contribution arrangements with the Underwriters and other compensation payable to the Representative.

(2) Before deducting estimated expenses of $375,000 payable by the Company, excluding the non-accountable expense allowance payable to the Representative.


(3) The Company's sole stockholder has granted to the Underwriters an option exercisable within 45 days after the date of this Prospectus to purchase up to 750,000 additional shares of Common Stock from such stockholder, and the Company has granted to the Underwriters an option exercisable within 45 days after the date of this Prospectus to purchase up to 750,000 additional Warrants, all upon the same terms and conditions as set forth above, solely to cover over-allotments, if any (the "Over-allotment Option"). If such Over-allotment Option is exercised in full, the total Price to Public, Underwriting Discount and Proceeds to
    Company will be $   , $    and $   , respectively, and the total proceeds
    to the Company's sole stockholder will be $   . The Company's sole
    stockholder is controlled by a director of the Company. See "Principal Stockholders." The Company will not receive any of the proceeds from the sale of up to 750,000 shares of Common Stock by its sole stockholder. See "Underwriting."
                                      ------


   IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE AMERICAN STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET, OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

   The Company intends to furnish its stockholders with annual reports containing financial statements audited and reported upon by its independent certified public accountants after the end of each fiscal year, and make available such other periodic reports as the Company may deem to be appropriate or as may be required by law.

   CST is the name used by the Company to describe its proprietary separation and recovery technology.

                              PROSPECTUS SUMMARY

   The following summary is qualified by, and must be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, all share and per share information in this Prospectus reflects a 150,000-for-one stock split effected on September 5, 1996, and does not give effect to (i) any exercise of the Underwriters' Over-allotment Option, (ii) the issuance of up to 5,000,000 shares of Common Stock upon exercise of the Warrants, (iii) the issuance of up to 500,000 shares of Common Stock and 500,000 Warrants upon exercise of the Representative's Warrants, (iv) the issuance of up to 500,000 shares of Common Stock upon exercise of Warrants underlying the Representative's Warrants, (v) the issuance of up to 1,235,000 shares of Common Stock upon exercise of stock options outstanding as of the date of this Prospectus, and (vi) the issuance of up to 765,000 additional shares of Common Stock reserved for issuance upon exercise of additional stock options that may be granted under the Company's 1996 Stock Option Plan. As used herein, the term "Company" refers to Commodore Separation Technologies, Inc. See "Executive Compensation -- Stock Options" and "Underwriting."


   This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" and in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." The Company is a development stage company which has had no commercial operations to date.


                                 THE COMPANY


   Commodore Separation Technologies, Inc. (the "Company") is a process technology company which has developed and intends to commercialize its separation technology and recovery system, known as CST. Based on the results of more than 100 laboratory tests, one significant field test and one commercial scale installation at a metal plating company to date, the Company believes that CST is capable of effectively separating and extracting various solubilized materials, including metals, organic chemicals, biochemicals, radionuclides and other targeted substances, from liquid and gaseous process streams.


   Industrial companies create liquid and gaseous mixed process streams in the course of their manufacturing and product development activities which frequently require costly treatment and disposal to comply with regulatory requirements. These process streams often contain valuable materials which can be reused if they can be extracted in a sufficient concentration and degree of purity. The Company believes that application of CST in these industries can substantially reduce disposal costs for certain of these manufacturing process streams, and can enable the recovery and reuse of metals and other valuable materials. The Company also believes that CST can be utilized for environmental remediation and restoration in the clean-up of harbors and groundwater, and in the decontamination of nuclear sites.

   CST is an advanced form of membrane separation technology, in which a contaminated liquid or gaseous feedstream is injected into a Company-designed fibrous membrane unit or module. This module is continuously fed with a recycled stream of proprietary chemical solution whose composition will vary depending on the types and concentrations of compounds in the feedstream. As the feedstream enters the membrane unit, the metal or other substance to be extracted reacts with the proprietary chemical solution in the membrane, and the metallic or other ions are extracted through the membrane into a strip solution which is concentrated and gathered in a separate storage container. The balance of the feedstream is either recycled or simply discharged as normal effluent. In some instances, additional treatment may be required prior to disposal, or disposal may need to be made in a regulated manner. The Company believes that CST can be utilized for the separation and recovery of chrome, chromium, cadmium, silver, mercury, platinum, lead, zinc, nickel, trichlorethylene, polychlorinated biphenyls, methylene chloride, amino acids, antibiotics, radionuclides, and other organic and inorganic substances.

   CST possesses operational characteristics distinguishable from other existing forms of membrane filtration technology in that it:


   o  requires low initial capital costs, as well as low operating costs;

   o is environmentally safe, in most instances producing no sludges or other harmful by-products which would require additional post-treatment prior to ultimate disposal;

   o can selectively extract specific target substances, while extracting substantially fewer unwanted substances;

   o can typically operate in less than 40 square feet of space for the entire system;

   o has the capability of treating a wide variety of elements and compounds in a wide variety of industrial settings, and doing so at great speed and with a high degree of effectiveness regardless of particle size, volume requirements and other variables;

   o can extract metals, organic chemicals and other elements and compounds in a sufficient concentration and degree of purity to permit their ready reuse; and

   o has the capability, in a single process application, of selectively extracting multiple elements or compounds from a mixed process stream.

   The Company has conducted more than 100 tests of CST in the laboratory, one significant test in the field and one commercial scale installation at a metal plating company. In laboratory testing, CST has been shown to substantially reduce contamination levels in a variety of process streams, including process streams containing nickel, chromium, phenols, phenylalanine, cesium and nitrates, in most instances yielding a reacted process stream capable of disposal with little or no further treatment required, and reusable materials of sufficient quantity and purity as to economically permit their reuse.

   In August 1996, the Company completed an on-site demonstration of CST for the decontamination of chromium-contaminated groundwater in the Port of Baltimore, Maryland. During this demonstration, a single CST unit, in a single pass-through of feedstream, reduced the contamination level from more than 600 parts per million (ppm) to less than one ppm. In September 1996, the Company installed a commercial scale CST unit on-line at a Columbus, Ohio metal plating company. An independent testing laboratory verified that the CST unit processed the initial batch of process effluent stream and reduced nickel and zinc contamination from 900 ppm to 2 ppm in one hour. The Company has continued to operate this CST unit to process nickel and zinc effluent streams containing concentrations of 200 to 400 ppm, and the unit has consistently reduced the contaminant levels to 1 to 5 ppm. The decontaminated process effluent stream is being recycled into the plating line rinse tanks, saving the plating company its normal consumption of make-up water at a rate of five gallons per minute. The recovered nickel and zinc solution is currently being analyzed by the plating company for reuse in its plating operations. The Company believes that CST is the only technology capable of on-site chromium removal and recovery that enables effluent discharge without post-treatment.


   The Company will market CST directly to a variety of domestic and international industries, particularly those engaged in metallurgical processing and metal plating, which generate a substantial volume of mixed metal process streams, and to gas separation, organic chemicals and biochemical companies, which produce or utilize substantial volumes of liquid or gaseous mixed process streams. Federal, state and local government entities are also a potential market for the Company, with penetration into this area having already begun with test projects for the Port of Baltimore and on Cape Cod, Massachusetts.


   The Company may also develop collaborative joint working and marketing arrangements with companies that have a significant presence in well-established industries or markets. Such arrangements, for example, may be expected to focus on obtaining environmental remediation projects, including clean-up of harbors, groundwater and nuclear sites. Although the Company has entered into memorandums of understanding for potential working arrangements with Teledyne Brown Engineering, Inc., a subsidiary of

Allegheny Teledyne Inc. ("Teledyne Brown"), and Sverdrup Environmental, Inc. ("Sverdrup"), and is bidding on certain projects, there can be no assurance that any of these activities will result in definitive collaborative agreements or project awards. Even if contracts are awarded to the Company, CST has never been utilized on a large-scale basis, and there is no assurance that this technology will perform successfully on a large-scale commercial basis, or that it will be profitable to the Company. There can also be no assurance that this technology will not be superseded by other competing technologies.


   The Company was incorporated in the State of Delaware in November 1995, and is a wholly-owned subsidiary of Commodore Environmental Services, Inc. ("Commodore"). To date, Commodore has financed the development efforts of the Company's technologies through direct equity investments and loans to the Company. The principal executive offices of the Company are located at 150 East 58th Street, Suite 3400, New York, New York 10155, and its telephone number is (212) 308-5800.

                                 THE OFFERING

Securities offered  ...................  5,000,000 shares of Common Stock and 5,000,000 Warrants.
Terms of Warrants  ....................  Each Warrant entitles the holder thereof to purchase, at any time commencing one year after the date of this Prospectus until five years after the date
                                         of this Prospectus, one share of Common Stock at a price of $     per share
                                         [140% of the initial public offering price per share of Common Stock], subject to adjustment. Commencing 18 months after the date of this Prospectus, the
                                         Warrants are subject to redemption by the Company, in whole but not in part, at $.10 per Warrant on 30 days' prior written notice provided that the average closing sale price of the Common Stock as reported on the AMEX equals or
                                         exceeds $     per share [300% of the initial public offering price of the
                                         Common Stock], subject to adjustment, for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. See "Description of Securities."

Common Stock outstanding prior to the
  Offering ............................  15,000,000 shares of Common Stock.

Securities to be outstanding after the
  Offering ............................  20,000,000 shares of Common Stock and 5,000,000 Warrants.

Use of Proceeds  ......................  The Company intends to apply the net proceeds of this Offering to purchase its initial CST inventory; conduct ongoing development; acquire manufacturing equipment; establish its Atlanta facility; fund proposed collaborative arrangements; and for working capital and general corporate purposes. See
                                         "Use of Proceeds."

Proposed AMEX Symbols:(1)
   Common Stock .......................  CXO
  Warrants  ...........................  CXO.WS

Risk Factors  .........................  An investment in the Securities offered hereby involves a high degree of risk and immediate and substantial dilution, and should be made only by investors who can afford the loss of their entire investment. See "Risk Factors" and
                                         "Dilution."

------
(1) There can be no assurance that the Securities will be accepted for listing on the AMEX.

                            SUMMARY FINANCIAL DATA


   The summary financial data included in the following table as of June 30, 1996 and for the period from November 15, 1995 (date of inception) to June 30, 1996 are derived from the audited Financial Statements appearing elsewhere herein. The summary financial data as of September 30, 1996, for the three months then ended and for the period from November 15, 1995 (date of inception) to September 30, 1996 are unaudited and, in the opinion of management, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of such data. Financial data for the periods through September 30, 1996 are not necessarily indicative of the results of operations to be expected for the Company's fiscal year ending December 31, 1996. The summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto appearing elsewhere herein.


                                  November 15, 1995
                                      (date of           Three Months        November 15, 1995
Statement of Operations              inception)             Ended           (date of inception)
Data(1)                           to June 30, 1996    September 30, 1996   to September 30, 1996
                                  -----------------   ------------------    ---------------------
Revenue  ......................       $      0               $7,758                 $7,758
                                    ----------          -----------              ----------
Costs and expenses:
     Research and development           50,080              165,280                215,360
     General and
        administrative ........          9,720              128,307                138,027
     Amortization  ............            101                  266                    367
                                    ----------          -----------              ----------
Loss before interest and taxes         (59,901)            (286,095)              (345,996)
Interest expense  .............          1,035                4,600                  5,635
                                    ----------          -----------              ----------
Net loss  .....................        (60,936)            (290,695)              (351,631)
                                    ==========          ===========              ==========
                                         --
Net loss per share(2)  ........               (3)              (.02)                  (.02)
                                                        ===========              ==========


                                    June 30, 1996                 September 30, 1996
                                   ---------------  ---------------------------------------------
                                                                                     Pro Forma,
Balance Sheet Data:                                     Actual      Pro Forma(4)   as Adjusted(5)
                                                     ------------    ------------   --------------
Working capital (deficit)  .....      $(81,630)       $(524,765)      $(116,765)     $31,103,235
Total assets  ..................        23,327          329,193         329,193       31,549,193
Total current liabilities  .....        84,163          665,824         257,824          257,824
Deficit accumulated during
  development stage ............       (60,936)        (351,631)       (351,631)        (351,631)
Stockholders' equity (deficit)         (60,836)        (336,631)         71,369       31,291,369



------
(1) The Company is in the development stage, and has had no commercial operations to date. See Note 1 of Notes to Financial Statements.

(2) Net loss per share is calculated on the basis of 15,000,000 shares of Common Stock being outstanding for the period presented. See Note 1 of Notes to Financial Statements.

(3) Less than $.01 per share of Common Stock.

(4) Gives effect on a pro forma basis to the contribution by Commodore to the equity of the Company of a total of $423,000, representing $15,000 in cash and the conversion of short-term debt of $408,000 to equity prior to the completion of this Offering (the "Commodore Contribution"). See "Capitalization."

(5) Gives effect on a pro forma, as adjusted basis to (i) the Commodore Contribution and (ii) the sale by the Company of the Securities offered hereby at an assumed initial public offering price of $7.00 per share and $.10 per Warrant and the initial application of the estimated net proceeds therefrom. See "Use of Proceeds" and "Certain Relationships and Related Transactions."

                                 RISK FACTORS

   An investment in the Securities offered hereby involves a high degree of risk and should be made only by investors who can afford the loss of their entire investment. Prospective investors should carefully review and consider the risk factors described below and the other information in this Prospectus before purchasing the Securities.

NO OPERATING HISTORY; ACCUMULATED AND WORKING CAPITAL DEFICITS; INITIAL COMMERCIALIZATION STAGE; GOING CONCERN DISCLOSURE IN INDEPENDENT AUDITORS' REPORT


         The Company was organized in November 1995 and has had no commercial operations to date. Since its inception, the Company has been engaged principally in organizational activities, including developing a strategic operating plan, entering into contracts, hiring personnel, developing test modules and installing and operating modules on a limited basis for demonstration or test purposes. The Company is considered a development stage company for accounting purposes because it has not generated any material revenues to date. Accordingly, the Company has no relevant operating history upon which an evaluation of its performance and prospects can be made. The Company is subject to all of the business risks associated with a new enterprise, including, but not limited to, risks of unforeseen capital requirements, failure of market acceptance, failure to establish business relationships, and competitive disadvantages as against larger and more established companies. The report of the independent auditors with respect to the Company's financial statements included in this Prospectus includes a "going concern" qualification, indicating that the Company's significant operating losses and deficits in working capital and stockholders' equity raise substantial doubt about its ability to continue as a going concern.



   The Company has generated nominal revenues to date, and will not generate any material revenues until after the Company successfully completes the installation of modules in a significant number of industrial companies, of which no assurance can be given. As of September 30, 1996 and June 30, 1996, the Company had working capital deficits of $(524,765) and $(81,630), respectively, and stockholders' deficits of $(336,631) and $(60,836), respectively. During the period from November 15, 1995 (date of inception) to September 30, 1996, the Company has incurred operating losses of $(351,631), and anticipates that it may continue to incur significant operating losses for the foreseeable future. There can be no assurance as to whether or when the Company will generate material revenues or achieve profitable operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and Financial Statements.

UNPROVEN ON LARGE-SCALE COMMERCIAL BASIS

         CST has never been utilized on a large-scale commercial basis. All of the tests conducted to date by the Company with respect to CST have been performed on limited quantities of process streams, and there can be no assurance that the same or similar results would or could be obtained on a large-scale commercial basis or on any specific project. The Company has never utilized CST under the conditions and in the volumes that will be required to be profitable and cannot predict all of the difficulties that may arise. In addition, the results of more than 100 laboratory tests conducted by the Company have not been verified by an independent testing laboratory. Thus, it is possible that the Company's CST unit may require further research, development, design and testing, as well as regulatory clearances, prior to larger-scale commercialization. Additionally, the Company's ability to operate its business successfully will depend on a variety of factors, many of which are outside the Company's control, including competition, cost and availability of strategic components, changes in governmental initiatives and requirements, changes in regulatory requirements, and the costs associated with equipment repair and maintenance. See "Business."


DEPENDENCE ON STRATEGIC COMPONENTS

   The Company currently has a limited number of outside sources of supply for some strategic components used in CST, including chemicals, fibers and membrane casings. Business disruptions or financial difficulties of such suppliers, or raw material shortages or other causes beyond the Company's control, could adversely affect the Company by increasing the cost of goods sold or reducing the availability of such components. In its development stage to date, the Company has been able to obtain adequate supplies of these strategic components. However, as it commences commercial activities, the Company expects to experience a rapid and substantial increase in its requirements for these components. If the Company were unable to obtain a sufficient supply of required components, the Company could experience significant delays in the manufacture of CST equipment, which could result in the loss of orders and customers, and could have a material adverse effect on the Compa-ny's business, financial condition and results of operations. Although the Company plans to use a portion of the net proceeds of this Offering to build its own manufacturing plant for these strategic components, there can be no assurance as to whether or when such plant will be completed, that it will be able to manufacture components more inexpensively than the cost of current sources of supply or that, prior to the completion of such plant, the Company will not require alternative sources of such components or experience delays in obtaining adequate supplies thereof. The occurrence of any of such events would have a material adverse effect on the Company's business, financial condition and results of operations. In addition, if the cost of raw materials or finished components were to increase, there can be no assurance that the Company would be able to pass through any of such increases to its customers. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Dependence on Suppliers" and "Business -- Proposed Manufacturing Operations."

UNCERTAINTY OF MARKET ACCEPTANCE

   Many prospective users of CST have already committed substantial resources to other forms of process stream treatments or technologies. The Company's growth and future financial performance will depend on its ability to demonstrate to prospective users the technical and economic advantages of CST over these alternatives. There can be no assurance that the Company will be successful in this effort. Furthermore, it is possible that competing alternatives may be perceived to have, or may actually have, certain advantages over CST for certain industries or applications. See "Business."

RISK OF INTERNATIONAL OPERATIONS

   The Company intends to market CST in international markets, including both industrialized and developing countries. International operations entail various risks, including political instability, economic instability and recessions, exposure to currency fluctuations, difficulties of administering foreign operations generally, and obligations to comply with a wide variety of foreign import and United States export laws, tariffs and other regulatory requirements. The Company's competitiveness in overseas markets may be negatively impacted when there is a significant increase in the value of the dollar against the currencies of the other countries in which the Company does business. In addition, the laws of certain foreign countries may not protect the Company's proprietary rights to the same extent as the laws of the United States. See "Business -- Environmental Matters," "-- Intellectual Property" and "-- Competition."

UNPREDICTABILITY OF PATENT PROTECTION AND PROPRIETARY TECHNOLOGY

   The Company currently has one United States utility patent application pending and one United States provisional patent application pending and may in the future file foreign patent applications. The Company's success depends, in part, on its ability to obtain patents, maintain trade secrecy, and operate without infringing on the proprietary rights of third parties. There can be no assurance that the patents of others will not have an adverse effect on the Company's ability to conduct its business, that any of the Company's pending patent applications will be approved, that the Company will develop additional proprietary technology which is patentable or that any patents issued to the Company will provide the Company with competitive advantages or will not be challenged by third parties. Furthermore, there can be no assurance that others will not independently develop similar or superior technologies, duplicate elements of CST, or design around CST. The Company's liquid membrane technology patent applications are based on the selective combination of different known solvents, supports, diluents, carriers and other components to separate a variety of metals, chemicals and other targeted substances. While the Company believes that its technology covers all separation applications, third parties may have developed, or may subsequently assert claims to, certain of these solvents, supports, diluents, carriers or other components for one or more specific applications. In such event, the Company may need to acquire licenses to, or to contest the validity of, issued or pending patents or claims of third parties. There can be no assurance that any license acquired under such patents would be made available to the Company on acceptable terms, if at all, or that the Company would prevail in any such contest. In addition, the Company could incur substantial costs in defending itself in suits brought against the Company for alleged infringement of another party's patents or in defending the validity or enforceability of the Company's patents, or in bringing patent infringement suits against other parties based on the Company's patents.

   In addition to patent protection, the Company also relies on trade secrets, proprietary know-how and technology which it seeks to protect, in part, by confidentiality agreements with its prospective working partners and collaborators, employees and consultants. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach, or that the Company's trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others. See "Business -- Intellectual Property."

ROYALTY OBLIGATION

   Pursuant to an assignment of technology agreement between the Company and Srinivas Kilambi, Ph.D., the Company's Vice President-Technology, the Company agreed to pay Dr. Kilambi a royalty through December 3, 2002 equal to 2% of the Company's revenues actually received and attributed to the commercial application of the technology acquired from Dr. Kilambi. Payment of such royalty to Dr. Kilambi is based on Company revenues and is not related to or contingent upon the Company attaining profitability or positive cash flow. As a result, such payment will adversely affect operating results and divert cash resources from use in the Company's business, and possibly at times when the Company's liquidity and access to funding may be limited. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Business -- Intellectual Property" and "Certain Relationships and Related Transactions -- Organization and Capitalization of the Company."

RISK OF ENVIRONMENTAL LIABILITY

   The Company's operations, as well as the use of the specialized technical equipment by its customers, are subject to numerous federal, state and local regulations relating to the storage, handling and transportation of certain regulated materials. Although the Company's role is generally limited to the leasing of its specialized technical equipment for use by its customers, there is always the risk of the mishandling of such materials or technological or equipment failures, which could result in significant claims against the Company. Any such claims against the Company could have a material adverse effect.

   As CST is commercialized, the Company may be required to obtain environmental liability insurance in the future in amounts greater than it currently maintains. There can be no assurance that such insurance will provide coverage against all claims, and claims may be made against the Company (even if covered by the Company's insurance policy) for amounts substantially in excess of applicable policy limits. Any such event could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Environmental Matters."

POTENTIAL NEED FOR ADDITIONAL FINANCING

   Prior to this Offering, financing for all of the Company's activities has been provided in the form of direct equity investments and loans by Commodore, and the Company has been entirely dependent on Commodore for such funding. Although the Company anticipates that the net proceeds of this Offering will be sufficient to sustain its operations for approximately 18 months following the date of this Prospectus, the Company's future capital requirements could vary significantly and will depend on certain factors, many of which are not within the Company's control. These include the ongoing development and testing of CST as a remediation and industrial waste management technology; the nature and timing of remediation and clean-up projects and permits required; and the availability of financing. In the environmental remediation market, the Company may not be able to enter into favorable business collaborations and might thus be required to bid upon projects for its own account. If such bids were successful, the Company would be required to make significant expenditures on personnel and capital equipment which would require significant financing in amounts substantially in excess of the net proceeds of this Offering. In addition, the Company's lack of operational experience and limited capital resources could make it difficult, if not highly unlikely, to successfully bid on major reclamation or clean-up projects. In such event, the Company's business development could be limited to remediation of smaller commercial and industrial sites with significantly lower potential for profit.

   In addition, the expansion of the Company's business will require the commitment of significant capital resources toward the hiring of technical and operational support personnel, the development of a manufacturing and testing facility for CST equipment, and the building of equipment to be used both for on-site test demonstrations and the remediation of contaminated elements. In the event the Company is presented with one or more significant reclamation or clean-up projects, individually or in conjunction with collaborative working partners, it may require additional capital to take advantage of such opportunities. There can be no assurance that such financing will be available or, if available, that it will be on favorable terms. If adequate financing is not available, the Company may be required to delay, scale back or eliminate certain of its development programs, to relinquish rights to certain of its technologies, or to license third parties to commercialize technologies that the Company would otherwise seek to develop itself. To the extent the Company raises additional capital by issuing equity securities, investors in this Offering will be diluted. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

COMPETITION AND TECHNOLOGICAL ALTERNATIVES

   The Company anticipates that CST's primary market will be for industrial by-products treatment and disposal. The Company has had limited experience in marketing CST and has not previously had any employees or personnel whose primary responsibilities for the Company consisted of sales or marketing functions. Other participants in both the private and public sectors include several large domestic and international companies and numerous small companies, many of whom have substantially greater financial and other resources and more manufacturing, marketing and sales experience than the Company. In addition, as membrane separation technology evolves, there exists the possibility that CST may be rendered obsolete by one or more competing technologies. Any one or more of the Company's competitors, or one or more other enterprises not presently known to the Company, may develop technologies which are superior to CST or other technologies utilized by the Company. To the extent that the Company's competitors are able to offer more cost-effective separation technology alternatives, the Company's ability to compete could be materially and adversely affected. See "Business."

NO ASSURANCE OF COLLABORATIVE AGREEMENTS OR PROJECT AWARDS

   In addition to its direct marketing efforts, the Company proposes to pursue opportunities in the environmental remediation market through collaborative joint working arrangements with companies that have a significant presence in well-established industries or markets, and that can introduce CST as an enabling technology to industry participants. However, neither the Company nor any of its prospective collaborative joint working partners have been awarded any project contracts. There can be no assurance that the Company will enter into any definitive joint project arrangements with its prospective working partners or others, or that any such definitive arrangements will be on terms and conditions that will enable the Company to generate profits. Furthermore, even if the Company is successful in obtaining one or more project awards, such projects may be curtailed or eliminated, or other problems may arise, which could materially adversely affect the Company's business, financial condition and results of operations.

DEPENDENCE ON KEY MANAGEMENT AND OTHER PERSONNEL

   The Company is dependent on the efforts of its senior management and scientific staff, including Alan R. Burkart, President and Chief Executive Officer, Carl O. Magnell, Executive Vice President, James M. DeAngelis, Senior Vice President, Srinivas Kilambi, Ph.D., Vice President-Technology, and Michael D. Kiehnau, Chief Financial Officer. The proceeds of key man life insurance policies on the lives of such individuals may not be adequate to compensate the Company for the loss of any of such individuals. The loss of the services of any one or more of such persons may have a material adverse effect on the Company. See "Executive Compensation -- Employment Agreements."

   The Company's future success will depend in large part upon its ability to attract and retain skilled scientific, management, operational and marketing personnel. Prior to this Offering, the Company has not had any employees or personnel whose responsibilities for the Company were focused primarily on sales or marketing. The Company faces competition for hiring such personnel from other companies, government entities and other organizations. There can be no assurance that the Company will continue to be successful in attracting and retaining such personnel. See "Use of Proceeds," "Management" and "Executive Compensation."

GOVERNMENT REGULATION

   The Company and its customers may be required to comply with a number of federal, state and local laws and regulations in the areas of safety, health and environmental controls, including without limitation, the Resource Conservation and Recovery Act, as amended ("RCRA"), and the Occupational Safety and Health Act of 1970 ("OSHA"), which may require the Company, its prospective working partners or its customers to obtain permits or approvals to utilize CST and related equipment on certain job sites. In addition, if, as and when the Company begins to market CST internationally, the Company may be required to comply with laws and regulations and obtain permits or approvals in those other countries. There is no assurance that such required permits and approvals will be obtained. Furthermore, particularly in the environmental remediation market, the Company may be required to conduct performance and operating studies to assure government agencies that CST and its by-products do not pose environmental risks. There is no assurance that such studies, if successful, will not be more costly or time-consuming than anticipated. Further, if new environmental legislation or regulations are enacted or existing legislation or regulations are amended, or are interpreted or enforced differently, the Company, its prospective working partners and/or its customers may be required to meet stricter standards of operation and/or obtain additional operating permits or approvals. There can be no assurance that the Company will meet all of the applicable regulatory requirements. Failure to obtain such permits, or otherwise to comply with such regulatory requirements, could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business -- Government Regulation."

CONTROL BY PRINCIPAL STOCKHOLDER


   Commodore is currently the sole stockholder of the Company and, after completion of this Offering, will own 75% of the outstanding Common Stock of the Company (71.3% if the Underwriters' Over-allotment Option is exercised in full). In addition, a significant asset of Commodore is its 69.3% common stock ownership of Commodore Applied Technologies, Inc. ("Applied"), which is traded on the AMEX. Accordingly, events or circumstances having an adverse effect on Commodore or Applied could have an adverse effect on the market prices of the Securities.

   Bentley J. Blum, a Director of the Company, beneficially owns, directly and through entities controlled by him, approximately 52.2% of the outstanding common stock of Commodore. Paul E. Hannesson, the Chairman of the Board of the Company, beneficially owns approximately 9.1% of the outstanding Commodore common stock. Accordingly, through his beneficial ownership of a controlling stock interest in Commodore, Mr. Blum will be able to control the voting of Commodore's shares at all meetings of stockholders of the Company and, because the Common Stock does not have cumulative voting rights, will be able to determine the outcome of the election of all of the Company's directors and determine corporate and stockholder action on other matters. See "Management," "Principal Stockholders" and "Certain Relationships and Related Transactions."


RISK OF PRODUCT LIABILITY

   The Company proposes initially to distribute CST equipment and, upon completion of its proposed Atlanta facility, to manufacture all or a substantial portion of that equipment. The equipment will be utilized in a variety of industrial and other settings, and will be used to handle materials through pressurized and chemical processes. Accordingly, the equipment will be subject to risks of breakdowns and malfunctions, and there exists the possibility of claims for personal injury and business losses arising out of such breakdowns and malfunctions. There can be no assurance that the Company's product liability insurance will provide coverage against all claims, and claims may be made against the Company (even if covered by the Company's insurance policy) for amounts substantially in excess of applicable policy limits. Any such event could have a material adverse effect on the Company's business, financial condition and results of operations.

BROAD DISCRETION IN APPLICATION OF PROCEEDS

   Approximately 32.8% of the net proceeds of this Offering has been allocated for working capital and general corporate purposes. In addition, approximately 4.8% of the net proceeds of this Offering has been allocated for proposed collaborative ventures for which the Company has no binding agreements as of the date of this Prospectus. Accordingly, the Company will have broad discretion as to the application of a significant portion of the net proceeds of this Offering. See "Use of Proceeds."

BENEFIT TO RELATED PARTIES

   In the event that the Over-allotment Option is exercised (in whole or in part) with respect to shares of Common Stock, such additional shares will be sold to the Underwriters by Commodore, which will be entitled to retain all net proceeds from any such sale. Accordingly, the Company's existing stockholder may directly benefit from the sale of the Securities offered hereby. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Certain Relationships and Related Transactions."

DILUTION


   Purchasers of shares of Common Stock in this Offering will experience an immediate and substantial dilution of $5.44 per share (based on an assumed initial public offering price of $7.00 per share in this Offering), or approximately 77.7%, in the net tangible book value of the shares of Common Stock purchased by them in this Offering. Additional dilution to future net tangible book value per share may occur upon exercise of outstanding stock options and warrants (including the Warrants and the Representative's Warrants) and may occur, in addition, if the Company issues additional equity securities in the future. Commodore acquired its shares of Common Stock for cash consideration which was substantially less than the initial public offering price of the shares of Common Stock offered hereby. As a result, new investors will bear substantially all of the risks inherent in an investment in the Company. See "Dilution" and "Certain Relationships and Related Transactions."


NO DIVIDENDS

   The Company has never paid any dividends on its Common Stock, and has no plans to pay dividends on its Common Stock in the foreseeable future. See "Dividend Policy."

POTENTIAL ADVERSE EFFECT ON MARKET PRICE OF SECURITIES FROM FUTURE SALES OF COMMON STOCK

   Future sales of Common Stock by Commodore or other stockholders (including option holders) under Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), or through the exercise of the Warrants or outstanding registration rights granted to the holders of the Representative's Warrants, could have an adverse effect on the market prices of the Securities. The Company and Commodore, as well as all holders of outstanding securities exercisable for or convertible into Common Stock, have agreed not to, directly or indirectly, issue, agree or offer to sell, sell, transfer, assign, distribute, grant an option for purchase or sale of, pledge, hypothecate or otherwise encumber or dispose of any beneficial interest in such securities for a period of 13 months following the date of this Prospectus without the prior written consent of the Representative. Sales of substantial amounts of Common Stock or the perception that such sales could occur could adversely affect prevailing market prices for the Common Stock and/or the Warrants. See "Shares Eligible For Future Sale."

POTENTIAL ADVERSE EFFECT ON MARKET PRICE OF SECURITIES AS A RESULT OF COMMODORE COMMON STOCK PRICE


   As of the date of this Prospectus, there are an aggregate of approximately 57,924,000 shares of common stock of Commodore issued and outstanding, of which approximately 16,000,000 shares are publicly held. Commodore's common stock trades in the over-the-counter market and is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. On October 10, 1996, the closing bid price of Commodore common stock was $1.81 per share. The prevailing per share trading price of Commodore common stock may have a direct impact on the future trading price of the Common Stock, especially since the approximately $105,000,000 market capitalization of Commodore at October 10, 1996 is substantially equivalent to the approximately $105,000,000 market capitalization of Commodore's interest in the Company (based on an assumed initial public offering price of $7.00 per share in this Offering). In addition, potential negative developments affecting Commodore, which may be unrelated to the Company's business, may adversely affect the market value of the Securities.

NO ASSURANCE OF PUBLIC TRADING MARKET; ARBITRARY DETERMINATION OF PUBLIC OFFERING PRICE; POSSIBLE VOLATILITY OF COMMON STOCK AND WARRANT PRICES

   Prior to this Offering, there has been no public market for the Common Stock or the Warrants, and there can be no assurance that an active trading market for any of the Securities will develop or, if developed, be sustained after the Offering. The initial public offering prices of the Securities offered hereby and the terms of the Warrants have been arbitrarily determined by negotiations between the Company and the Representative, and do not necessarily bear any relationship to the Company's assets, book value, results of operations or any other generally accepted criteria of value. See "Underwriting."

   The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performances of specific companies. Announcements of new technologies and changing policies and regulations of the federal government and state governments and other external factors, as well as potential fluctuations in the Company's financial results, may have a significant impact on the prices of the Securities.

CERTAIN ANTI-TAKEOVER PROVISIONS AND POTENTIAL ADVERSE EFFECT ON MARKET PRICE OF SECURITIES FROM ISSUANCE OF PREFERRED STOCK

   The Company's Certificate of Incorporation and By-laws contain certain provisions that could have the effect of delaying or preventing a change of control of the Company, which could limit the ability of security holders to dispose of their Common Stock and/or Warrants in such transactions. The Certificate of Incorporation authorizes the Board of Directors to issue one or more series of preferred stock without stockholder approval. Such preferred stock could have voting and conversion rights that adversely affect the voting power of the holders of Common Stock, or could result in one or more classes of outstanding securities that would have dividend, liquidation or other rights superior to those of the Common Stock. Issuance of such preferred stock may have an adverse effect on the then prevailing market price of the Common Stock and Warrants. Additionally, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which prohibits the Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Section 203 could have the effect of delaying or preventing a change of control of the Company. See "Description of Securities -- Preferred Stock" and "-- Section 203 of the Delaware Law."

SPECULATIVE NATURE OF THE WARRANTS; POSSIBLE REDEMPTION OF WARRANTS

   The Warrants do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but merely represent the right to acquire shares of Common Stock at a fixed price for a limited period of time. Specifically, commencing one year after the date of this Prospectus, holders of the Warrants may exercise their right to acquire
Common Stock and pay an exercise price of $    per share [140% of the initial
offering price per share of Common Stock], subject to adjustment upon the occurrence of certain dilutive events, until five years after the date of this Prospectus, after which date any unexercised Warrants will expire and have no further value. Moreover, following the completion of this Offering, the market value of the Warrants is uncertain and there can be no assurance that the market value of the Warrants will equal or exceed their initial public offering price. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

   Commencing 18 months after the date of this Prospectus, the Warrants are subject to redemption at $.10 per Warrant on 30 days' prior written notice provided that the average closing sale price of the Common Stock as reported
on the AMEX equals or exceeds $    per share [300% of the initial public
offering price of the Common Stock] for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. If the Warrants are redeemed, holders of the Warrants will lose their right to exercise the Warrants after the expiration of the 30-day notice period. Upon receipt of a notice of redemption, holders would be required to: (i) exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, (ii) sell the Warrants at the then-prevailing market price, if any, when they might otherwise wish to hold the Warrants, or (iii) accept the redemption price which is likely to be substantially less than the market value of the Warrants at the time of redemption. In the event that holders of the Warrants elect not to exercise their Warrants upon notice of redemption, the unexercised Warrants will be redeemed prior to exercise, and the holders thereof will lose the benefit of the appreciated market price of the Warrants, if any, and/or the difference between the market price of the underlying Common Stock as of such date and the exercise price of such Warrants, as well as any possible future price appreciation in the Common Stock. See "Description of Securities -- Warrants."

CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE
WARRANTS

   The Warrants are not exercisable unless, at the time of exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants and such shares have been registered, qualified or deemed to be exempt under the securities or "blue sky" laws of the state of residence of the exercising holder of the Warrants. There can be no assurance that the Company will be able to have all of the shares of Common Stock issuable upon exercise of the Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants. The value of the Warrants may be greatly reduced if a current prospectus covering the Common Stock issuable upon the exercise of the Warrants is not kept effective or if such Common Stock is not qualified or exempt from qualification in the states in which the holders of the Warrants reside. Until completion of this Offering, the Common Stock and the Warrants may only be purchased together on the basis of one share of Common Stock and one Warrant, but the Warrants will be separately tradeable immediately after this Offering. In the event investors purchase the Warrants in the secondary market or move to a jurisdiction in which the shares underlying the Warrants are not registered or qualified during the period that the Warrants are exercisable, the Company will be unable to issue shares to those persons desiring to exercise their Warrants unless and until the shares are qualified for sale in jurisdictions in which such purchasers reside, or an exemption from such qualification exists in such jurisdictions, and holders of the Warrants would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised. See "Description of Securities -- Warrants."

LIMITED UNDERWRITING HISTORY

   The Representative has participated in only ten public offerings as an underwriter in the last five years. In evaluating an investment in the Company, prospective investors in the Securities offered hereby should consider the Representative's limited experience. See "Underwriting."

                               USE OF PROCEEDS

   The net proceeds to the Company from the sale of the Securities offered hereby (assuming an initial public offering price of $7.00 per share and $.10 per Warrant), after deduction of underwriting discounts and other estimated offering expenses, are estimated to be approximately $31,220,000 (approximately $31,286,750 if the Over-allotment Option is exercised in full). The Company intends to utilize such net proceeds as follows:

                                                                          Approximate
                                                        Approximate      Percentage of
                                                       Dollar Amount     Net Proceeds
                                                      ---------------   ---------------
Purchase of initial CST inventory (1)  ............     $ 6,000,000           19.2%
Ongoing development costs (2)  ....................       5,500,000           17.6
Acquisition of manufacturing equipment (3)  .......       5,000,000           16.0
Establishment of Atlanta facility (4)  ............       3,000,000            9.6
Funding of proposed collaborative arrangements (5)        1,500,000            4.8
Working capital and general corporate purposes (6)       10,220,000           32.8
                                                      ---------------   ---------------
   Total  .........................................     $31,220,000          100.0%
                                                      ===============   ===============


------
(1) Consists of costs anticipated to be incurred in connection with purchasing up to 100 initial CST modules to be available for installation at customer sites.


(2) Includes the hiring of additional personnel (including marketing personnel) and the costs associated with conducting ongoing tests, demonstrations and enhancements of CST. See "Business -- Research and Development."


(3) Consists of costs anticipated to be incurred in connection with purchasing the equipment necessary to manufacture the modules and produce the proprietary chemicals used in CST.

(4) Consists of costs anticipated to be incurred in connection with locating, leasing and equipping a new facility of approximately 35,000 square feet in or around Atlanta, Georgia, which would comprise the Company's executive and administrative offices, research and testing laboratories, and CST manufacturing plant. The Company is currently in the process of selecting a suitable site for such facility. See "Business -- Proposed Manufacturing Operations" and "-- Properties."


(5) Expenditures in respect of collaborative arrangements will include salaries and benefits of personnel, equipment design and procurement costs, costs of leasing or otherwise obtaining additional operating facilities, analytical and other testing costs, professional fees, insurance and other administrative expenses. In each arrangement, personnel expenses may be expected to account for at least 50% of the costs of each collaborative arrangement, and equipment costs are likely to constitute the next largest component of expenditures. As of the date of this Prospectus, the Company has not determined the amount of net proceeds of this Offering to be applied to any one particular proposed collaborative arrangement because the Company is currently in negotiations with a number of companies involving, among other issues, the level of its proposed funding commitment. The estimated allocation of the net proceeds for funding of proposed collaborative arrangements is on an aggregate basis. In addition, in the event a definitive agreement is not entered into by the Company and Teledyne Brown or Sverdrup, respectively, on or before February 28, 1997, such memorandum of understanding may be terminated by either company upon written notice. See "Risk Factors -- No Assurance of Collaborative Agreements or Project Awards" and "Business -- Collaborative Working Arrangements."

(6) Working capital and general corporate purposes include amounts required to pay officers' salaries, professional fees, ongoing public reporting costs, office-related expenses and other corporate expenses, including interest and overhead. Any additional net proceeds received from the exercise of the Over-allotment Option with respect to the Warrants, if any, will be used for working capital and general corporate purposes. Any additional net proceeds received from the exercise of the Over-allotment Option with respect to shares of Common Stock sold by Commodore, if any, will be retained by Commodore.

   The Company believes that the net proceeds of this Offering will be sufficient to meet its cash, operational and liquidity requirements for a minimum of 18 months after the date of this Prospectus. While the initial allocation of the net proceeds of this Offering represents the Company's best estimates of their use, the amounts actually expended for these purposes may vary significantly from the specific allocation of the net proceeds set forth above, depending on numerous factors, including changes in the general economic and/or regulatory climate, and the progress and market acceptance of the Company's technology. See "Risk Factors -- Broad Discretion in Application of Proceeds." However, there can be no assurance that the net proceeds of the Offering will satisfy the Company's requirements for any particular period of time. The Company anticipates that, after 18 months from the receipt of the net proceeds of this Offering, additional funding may be needed. No assurance can be given that such additional financing will be available on terms acceptable to the Company, if at all. See "Risk Factors -- Potential Need for Additional Financing." Pending specific allocation of the net proceeds of this Offering, the net proceeds will be invested in short-term, investment grade, interest-bearing obligations.

                                CAPITALIZATION


   The following table sets forth the capitalization of the Company (a) as of September 30, 1996, (b) pro forma giving effect to the Commodore Contribution, and (c) pro forma, as adjusted giving effect to the Commodore Contribution and the sale by the Company of the Securities offered hereby (at an assumed initial public offering price of $7.00 per share and $.10 per Warrant) and the initial application of the estimated net proceeds therefrom. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of Securities." This table should be read in conjunction with the Company's Financial Statements and the notes thereto which are included elsewhere in this Prospectus.

                                                              September 30, 1996
                                                 -------------------------------------------
                                                                                 Pro Forma,
                                                     Actual       Pro Forma     as Adjusted
                                                  ------------   -----------    -------------
Short-term debt to principal stockholder  .....    $ 408,000      $        0    $          0
                                                  ============   ===========    =============
Stockholders' equity:
     Preferred Stock, $.001 per value;
        authorized 5,000,000 shares; no shares
        issued and outstanding; no shares
        issued and outstanding, as adjusted ...           --             --              --
     Common Stock, $.001 par value; authorized
        50,000,000 shares; 15,000,000 shares
        issued and outstanding; 20,000,000
        shares issued and outstanding, as
        adjusted ..............................    $  15,000      $  15,000     $    20,000
     Subscription receivable  .................           --             --              --
     Additional paid-in capital  ..............            0        408,000      31,623,000
     Accumulated deficit  .....................     (351,631)      (351,631)       (351,631)
                                                  ------------   -----------    -------------
Total stockholders' equity (deficit)  .........    $(336,631)     $  71,369     $31,291,369
                                                  ------------   -----------    -------------
    Total capitalization  .....................    $(336,631)     $  71,369     $31,291,369
                                                  ============   ===========    =============



                               DIVIDEND POLICY

   The Company has never declared or paid cash dividends, and does not intend to pay any dividends in the foreseeable future on its shares of Common Stock. Earnings of the Company, if any, are expected to be retained for use in expanding the Company's business. The payment of dividends is within the discretion of the Board of Directors of the Company and will depend upon the Company's earnings, if any, capital requirements, financial condition and such other factors as are considered to be relevant by the Board of Directors from time to time.

                                   DILUTION


   At September 30, 1996, the Company's negative net tangible book value was $(428,635), or $(.03) per share of Common Stock. The net tangible book value of the Company is the tangible assets less total liabilities. After giving effect to the contribution by Commodore to the equity of the Company of a total of $408,000 (representing the conversion of short-term debt payable to Commodore by the Company) prior to the completion of this Offering, the sale by the Company of the Securities offered hereby (assuming an initial public offering price of $7.00 per share and $.10 per Warrant) and the initial application of the estimated net proceeds therefrom, the pro forma net tangible book value of the Company as of September 30, 1996 would have been approximately $31,199,395, or $1.56 per share. This represents an increase in net tangible book value per share of $1.59 to the Company's existing stockholders and an immediate dilution of $5.44 per share to new stockholders purchasing Common Stock in this Offering. The following table illustrates this dilution on a per share basis:


 Assumed initial public offering price per share  ..............               $7.00
     Negative net tangible book value per share before the
        Offering ..............................................    $(0.03)
     Increase per share attributable to payments by new
        stockholders ..........................................    $ 1.59
                                                                  ---------
Pro forma net tangible book value per share after the Offering                 $1.56
                                                                              -------
Dilution per share to new stockholders  .......................                $5.44
                                                                              =======



    In the event the Over-allotment Option is exercised in full, the net tangible book value at September 30, 1996 would have been approximately $31,266,115 and the dilution of net tangible book value per share to new stockholders would have remained approximately $5.44. In the event the Over-allotment Option is exercised in full, (i) 750,000 additional shares of Common Stock will be sold to the Underwriters by Commodore, which will be entitled to retain the entire net proceeds from any such sale, thus having no effect on dilution, and (ii) 750,000 additional Warrants will be sold to the Underwriters by the Company, which will have the effect of increasing the Company's net tangible book value by $66,750.

   The following table sets forth on a pro forma basis the number of shares of Common Stock purchased from the Company by its existing stockholder, the number of shares of Common Stock to be purchased by investors in this Offering at an assumed initial public offering price of $7.00 per share, the total consideration paid and to be paid to the Company, and the average price paid per share.


                                                                                  Average Price
                            Shares Purchased           Total Consideration          per Share
                       -------------------------   ---------------------------   ---------------
                           Number       Percent        Amount        Percent
                        ------------   ---------    --------------   ---------
New investors  ......     5,000,000       25.0%     $35,000,000(1)     98.8%          $7.00
Existing stockholder     15,000,000       75.0%         423,000(2)      1.2%          $ .03
                        ------------   ---------    --------------   ---------
   Total  ...........    20,000,000      100.0%     $  35,423,000     100.0%
                        ============   =========    ==============   =========


------
(1) Attributes no value to the Warrants.

(2) See "Certain Relationships and Related Transactions -- Organization and Capitalization of the Company" and Note 1 of Notes to Financial Statements. For these purposes, no value is attributed to the shares of common stock of Commodore issued by Commodore to enable the Company to acquire certain intellectual property rights relating to CST from Srinivas Kilambi, Ph.D., the Company's Vice President - Technology. See "Business -- Intellectual Property."

                           SELECTED FINANCIAL DATA


   The selected financial data included in the following table as of June 30, 1996 and for the period from November 15, 1995 (date of inception) to June 30, 1996 are derived from the audited Financial Statements appearing elsewhere herein. The selected financial data as of September 30, 1996, for the three months then ended and for the period from November 15, 1995 (date of inception) to September 30, 1996 are unaudited and, in the opinion of management, include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of such data. Financial data for the periods through September 30, 1996 are not necessarily indicative of the results of operations to be expected for the Company's fiscal year ending December 31, 1996. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto appearing elsewhere herein.

                                    November 15, 1995     Three Months        November 15, 1995
                                   (date of inception)       Ended           (date of inception)
Statement of Operations Data:(1)    to June 30, 1996    September 30, 1996  to September 30, 1996
                                   ------------------   ------------------ ----------------------
Revenue  ......................         $      0              $7,758                 $7,758
                                       ---------           ---------             ----------
Costs and expenses:
   Research and development ...           50,080             165,280                215,360
   General and administrative .            9,720             128,307                138,027
   Amortization. ..............              101                 266                    367
                                       ---------           ---------             ----------
Loss before interest and taxes           (59,901)           (286,095)              (345,996)
Interest expense  .............            1,035               4,600                  5,635
                                       ---------           ---------             ----------
Net loss  .....................          (60,936)           (290,695)              (351,631)
                                       ==========          ==========            ===========
Net loss per share(2)  ........              -- (3)             (.02)                  (.02)
                                                           ==========            ===========


                                                June 30, 1996                 September 30, 1996
                                                ---------------  ---------------------------------------------
                                                                                                 Pro Forma,
Balance Sheet Data:                                                 Actual      Pro Forma(4)   as Adjusted(5)
                                                                 ------------    ------------   --------------
Working capital (deficit)  ..................      $(81,630)      $(524,765)      $(116,765)     $31,103,235
Total assets  ...............................        23,327         329,193         329,193       31,549,193
Total current liabilities  ..................        84,163         665,824         257,824          257,824
Deficit accumulated during development stage        (60,936)       (351,631)       (351,631)        (351,631)
Stockholders' equity (deficit)  .............       (60,836)       (336,631)         71,369       31,291,369



------
(1) The Company is in the development stage, and has had no commercial operations to date. See Note 1 of Notes to Financial Statements.

(2) Net loss per share is calculated on the basis of 15,000,000 shares of Common Stock being outstanding for the period presented. See Note 1 of Notes to Financial Statements.

(3) Less than $.01 per share of Common Stock.

(4) Gives effect on a pro forma basis to the Commodore Contribution. See "Capitalization."

(5) Gives effect on a pro forma, as adjusted basis to (i) the Commodore Contribution and (ii) the sale by the Company of the Securities offered hereby at an assumed initial public offering price of $7.00 per share and $.10 per Warrant and the initial application of the estimated net proceeds therefrom. See "Use of Proceeds" and "Certain Relationships and Related Transactions."

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" and in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" below.

GENERAL

   The Company was organized in November 1995 and has had no commercial operations to date. Since its inception, the Company has been engaged principally in organizational activities, including developing a strategic operating plan, entering into contracts, hiring personnel, developing test modules and installing and operating modules on a limited basis for demonstration or test purposes. Accordingly, the Company has no relevant operating history upon which an evaluation of its performance and prospects can be made. The Company is subject to all of the business risks associated with a new enterprise, including, but not limited to, risks of unforeseen capital requirements, failure of market acceptance, failure to establish business relationships, and competitive disadvantages as against larger and more established companies. The report of the independent auditors with respect to the Company's financial statements included in this Prospectus includes a "going concern" qualification, indicating that the Company's significant losses and deficits in working capital and stockholders' equity raise substantial doubt about the Company's ability to continue as a going concern.


   The Company has generated nominal revenues to date, and will not generate any material revenues until after the Company successfully completes the installation of modules in a significant number of industrial companies, of which no assurance can be given. During the period from November 15, 1995 (date of inception) to June 30, 1996, the Company incurred a net loss of $(60,936). From July 1, 1996 to September 30, 1996, the Company incurred additional operating losses of $(290,695), and anticipates that it may continue to incur significant operating losses for the foreseeable future. There can be no assurance as to whether or when the Company will generate material revenues or achieve profitable operations. See "Business" and Financial Statements.


DEPENDENCE ON SUPPLIERS

   The Company has not to date conducted any manufacturing operations, but has relied on unaffiliated suppliers to provide chemicals, fibers, membrane casings and other materials and components utilized in CST. The Company has not previously experienced any delays or difficulties in obtaining any of these items, although there can be no assurance that such difficulties may not be encountered in the future. The Company has allocated a portion of the net proceeds of this Offering to the establishment of a facility in Atlanta, part of which will be dedicated to operations related to the manufacturing of chemicals, fibers, membrance casings and other materials and components utilized in CST. See "Risk Factors -- Dependence on Strategic Components" and "Use of Proceeds."

LIQUIDITY AND CAPITAL RESOURCES


   The Company has to date financed its development efforts through direct equity investments and loans from Commodore. From November 15, 1995 (date of inception) to September 30, 1996, the Company has purchased or constructed equipment totalling $171,982 and has incurred patent filing and maintenance costs of $18,078. As of September 30, 1996, the Company's aggregate indebtedness to Commodore was $408,000. As of October 16, 1996, $200,000 in additional funds have been advanced by Commodore to the Company. Commodore has agreed to contribute the entire amount of such intercompany debt to the Company's equity. In the event that the Over-allotment Option is exercised (in whole or in part) with respect to shares of Common Stock, such additional shares will be sold to the Underwriters by Commodore, which will be entitled to retain the entire net proceeds from any such sale. See "Underwriting."

   The Company has sustained losses of $(290,695) and $(60,936) for the three month period ended September 30, 1996 and for the period from November 15, 1995 (date of inception) to June 30, 1996, respectively. The Company had no revenues during the period from November 15, 1995 (date of inception) to June 30, 1996 and had revenues of $7,758 for the three-month period ended September 30, 1996 as a result of billings from the Port of Baltimore field test of the CST process. Substantially all of the Company's losses are attributable to the expenses detailed above. At September 30, 1996 and June 30, 1996, the Company had working capital deficits of $(524,765) and $(81,630), respectively, and stockholders' deficits of $(336,631) and $(60,836), respectively. The Company has received significant advances in working capital from Commodore which has allowed it to continue its operations. There can be no assurance that it will continue to receive such financial assistance.

   The Company believes that the net proceeds of the Offering will be sufficient to meet its cash, operational and liquidity requirements for a minimum of 18 months after the date of this Prospectus.

   The Company has allocated $1,500,000 of the net proceeds of this Offering for the funding of proposed collaborative arrangements. These costs include, but are not limited to, salaries and benefits of personnel, equipment design and procurement costs, cost of leasing or otherwise obtaining additional operating facilities, analytical and other testing costs, professional fees, insurance and other administrative expenses. As of the date of this Prospectus, the Company has not determined the amount of net proceeds of this Offering to be applied to any one particular proposed collaborative arrangement because the Company is currently in negotiations with a number of companies involving, among other issues, the level of its proposed funding commitment. The estimated allocation of the net proceeds for funding of proposed collaborative arrangements is on an aggregate basis. In addition, in the event a definitive agreement is not entered into by the Company and Teledyne Brown or Sverdrup, respectively, on or before February 28, 1997, such memorandum of understanding may be terminated by either company upon written notice. See "Risk Factors -- No Assurance of Collaborative Agreements or Project Awards," "Use of Proceeds" and "Business -- Collaborative Working Arrangements."

   After this Offering, the Company intends to lease a new facility of approximately 35,000 square feet in or around Atlanta, Georgia, which would comprise the Company's executive and administrative offices, research and testing laboratories and CST manufacturing plant. The Company is currently in the process of selecting a suitable site for such facility. It is anticipated that $3,000,000 of the net proceeds of this Offering will be required with respect to leasing such facility and related leasehold improvements. Additionally, it is anticipated that $5,000,000 of the net proceeds of this Offering will be required to purchase the equipment necessary to manufacture the modules and produce the proprietary chemicals used in CST. Prior to the Company's facility becoming operational for manufacturing, the Company anticipates spending approximately $6,000,000 of the net proceeds of this Offering to purchase CST inventory (or assembled components therefor) for use in connection with initial demonstrations and/or installations of CST at customer sites. The Company is continuing to further the development of CST through additional testing, demonstrations and enhancements which will require the hiring of additional personnel and additional research and development costs. See "Use of Proceeds" and "Business -- Proposed Manufacturing Operations" and "Properties."

   Pursuant to an assignment of technology agreement between the Company and Srinivas Kilambi, Ph.D., the Company's Vice President-Technology, the Company agreed to pay Dr. Kilambi a royalty through December 3, 2002 equal to 2% of the Company's revenues actually received and attributed to the commercial application of the technology acquired from Dr. Kilambi. Payment of such royalty to Dr. Kilambi is based on Company revenues and is not related to or contingent upon the Company attaining profitability or positive cash flow. As a result, such payment will adversely affect operating results and divert cash resources from use in the Company's business, and possibly at times when the Company's liquidity and access to funding may be limited. See "Business -- Intellectual Property" and "Certain Relationships and Related Transactions -- Organization and Capitalization of the Company."

RECENT PRONOUNCEMENTS OF THE FINANCIAL ACCOUNTING STANDARDS BOARD

   The Financial Accounting Standards Board has issued Statements of Financial Accounting Standard Statement No. 121, "Accounting for Long Lived Assets" and No. 123 "Accounting and Disclosure of Stock-Based Compensation." Statement No. 121 is effective for years beginning after December 15, 1995. The effect of adoption of Statement No. 121 will not have a material effect on the Company's financial statements. Statement No 123 is effective for years beginning after December 15, 1995. The effect of adoption of Statement No. 123 is not expected to have a material effect on the Company's financial statements as the Company has adopted only the disclosure requirements of Statement No. 123.

NET OPERATING LOSS CARRYFORWARDS

   The Company has net operating loss carryforwards of approximately $119,000, which expire in the year 2011. The amount of net operating loss carryforward that can be used in any one year will be limited by the applicable tax laws which are in effect at the time such carryforward can be utilized. A valuation allowance of $119,000 has been established to offset any benefit from the net operating loss carryforward as it cannot be determined when or if the Company will be able to utilize the net operating losses.

                                   BUSINESS

GENERAL


   The Company is a process technology company which has developed and intends to commercialize its separation technology and recovery system, known as CST. Based on the results of more than 100 laboratory tests, one significant field test and one commercial scale installation at a metal plating company to date, the Company believes that CST is capable of effectively separating and extracting various solubilized materials, including metals, organic chemicals, biochemicals, radionuclides and other targeted substances, from liquid and gaseous process streams.


   Industrial companies create liquid and gaseous mixed process streams in the course of their manufacturing and product development activities which frequently require costly treatment and disposal to comply with regulatory requirements. These process streams often contain valuable materials which can be reused if they can be extracted in a sufficient concentration and degree of purity. The Company believes that application of CST in these industries can substantially reduce disposal costs for certain of these manufacturing process streams, and can enable the recovery and reuse of metals and other valuable materials. The Company also believes that CST can be utilized for environmental remediation and restoration in the clean-up of harbors and groundwater, and in the decontamination of nuclear sites.

   CST is an advanced form of membrane separation technology, in which a contaminated liquid or gaseous feedstream is injected into a Company-designed fibrous membrane unit or module. This module is continuously fed with a recycled stream of proprietary chemical solution whose composition will vary depending on the types and concentrations of compounds in the feedstream. As the feedstream enters the membrane unit, the metal or other substance to be extracted reacts with the proprietary chemical solution in the membrane, and the metallic or other ions are extracted through the membrane into a strip solution which is concentrated and gathered in a separate storage container. The balance of the feedstream is either recycled or simply discharged as normal effluent. In some instances, additional treatment may be required prior to disposal, or disposal may need to be made in a regulated manner. The Company believes that CST can be utilized for the separation and recovery of chrome, chromium, cadmium, silver, mercury, platinum, lead, zinc, nickel, trichlorethylene, polychlorinated biphenyls, methylene chloride, amino acids, antibiotics, radionuclides, and other organic and inorganic substances.

   CST possesses operational characteristics distinguishable from other existing forms of membrane filtration technology in that it:


   o  requires low initial capital costs, as well as low operating costs;

   o is environmentally safe, in most instances producing no sludges or other harmful by-products which would require additional post-treatment prior to ultimate disposal;

   o can selectively extract specific target substances, while extracting substantially fewer unwanted substances;

   o can typically operate in less than 40 square feet of space for the entire system;

   o has the capability of treating a wide variety of elements and compounds in a wide variety of industrial settings, and doing so at great speed and with a high degree of effectiveness regardless of particle size, volume requirements and other variables;

   o can extract metals, organic chemicals and other elements and compounds in a sufficient concentration and degree of purity to permit their ready reuse; and

   o has the capability, in a single process application, of selectively extracting multiple elements or compounds from a mixed process stream.

   The Company has conducted more than 100 tests of CST in the laboratory, one significant test in the field and one commercial scale installation at a metal plating company. In laboratory testing, CST has been shown to substantially reduce contamination levels in a variety of process streams, including process streams containing nickel, chromium, phenols, phenylalanine, cesium and nitrates, in most instances yielding a reacted process stream capable of disposal with little or no further treatment required, and reusable materials of sufficient quantity and purity as to economically permit their reuse.

   In August 1996, the Company completed an on-site demonstration of CST for the decontamination of chromium-contaminated groundwater in the Port of Baltimore, Maryland. During this demonstration, a single CST unit, in a single pass-through of feedstream, reduced the contamination level from more than 600 parts per million (ppm) to less than one ppm. In September 1996, the Company installed a commercial scale CST unit on-line at a Columbus, Ohio metal plating company. An independent testing laboratory verified that the CST unit processed the initial batch of process effluent stream and reduced nickel and zinc contamination from 900 ppm to 2 ppm in one hour. The Company has continued to operate this CST unit to process nickel and zinc effluent streams containing concentrations of 200 to 400 ppm, and the unit has consistently reduced the contaminant levels to 1 to 5 ppm. The decontaminated process effluent stream is being recycled into the plating line rinse tanks, saving the plating company its normal consumption of make-up water at a rate of five gallons per minute. The recovered nickel and zinc solution is currently being analyzed by the plating company for reuse in its plating operations. The Company believes that CST is the only technology capable of on-site chromium removal and recovery that enables effluent discharge without post-treatment.


   The Company will market CST directly to a variety of domestic and international industries, particularly those engaged in metallurgical processing and metal plating, which generate a substantial volume of mixed metal process streams, and to gas separation, organic chemicals and biochemical companies, which produce or utilize substantial volumes of liquid or gaseous mixed process streams. Federal, state and local government entities are also a potential market for the Company, with penetration into this area having already begun with test projects for the Port of Baltimore and on Cape Cod, Massachusetts.


   The Company may also develop collaborative joint working and marketing arrangements with companies that have a significant presence in well-established industries or markets. Such arrangements, for example, may be expected to focus on obtaining environmental remediation projects, including clean-up of harbors, groundwater and nuclear sites. Although the Company has entered into memorandums of understanding for potential working arrangements with Teledyne Brown and Sverdrup, and is bidding on certain projects, there can be no assurance that any of these activities will result in definitive collaborative agreements or project awards. Even if contracts are awarded to the Company, CST has never been utilized on a large-scale basis, and there is no assurance that this technology will perform successfully on a large-scale commercial basis, or that it will be profitable to the Company. There can also be no assurance that this technology will not be superseded by other competing technologies.


MARKET OVERVIEW

   Based on market data compiled by the Company, the Company estimates that, as of August 1, 1996, there were approximately 7,500 companies operating metal plating and metal finishing facilities in the United States, and an additional 1,500 such facilities in Canada. Based on estimated sales by these facilities, the Company believes that on average each of these facilities could utilize four to ten CST membrane units. The Company estimates that, as of such date, there were approximately 50 companies in the United States involved in industrial gas separation, and based on these companies' estimated sales, the Company believes that on average each of these companies could utilize two to four membrane units operating at significant volumes. Further, as of August 1, 1996, based on market data compiled by the Company, the potential market from organic chemical companies is in excess of 10,000 companies in the United States. Based on these companies' estimated sales, the Company believes that on average each of these companies could utilize two to four membrane units operating at significant volumes. Additionally, as of such date, there were more than 5,000 biochemical, bulk drug manufacturing and pharmaceutical companies operating in the United States and Canada, and based on these companies' estimated sales, the Company believes that on average the typical such company could utilize two to four membrane units operating at substantial volumes. The Company believes that the potential international market for each of the above applications could be twice the size of the North American market. Federal, state and local government entities are also a potential market for the Company, particularly in the area of environmental remediation and clean-up.

   As with any new technology or process, or a significant advancement of an existing technology or process, there may be initial resistance to the use of CST on a large scale, and certain prospective projects for the Company may have already been committed to other forms of technology. In each case, the Company expects to introduce its process on a test basis through the introduction of sample membrane units to demonstrate the efficacy of the technology, with the aim of full installation and/or project awards based on the performance of the sample units.

ALTERNATIVE SEPARATION TECHNOLOGIES

   Membrane separation and extraction technologies have been utilized commercially for several decades. Prior to the development of CST, membrane separation and extraction capabilities were broken into four subranges, consisting of microfiltration, ultrafiltration, nanofiltration and reverse osmosis (hyperfiltration), each distinguished and defined by the relative particle size which the particular process was capable of separating from the feedstream, and by whether the compounds were suspended or dissolved in the feedstream. Existing technologies currently in use for the treatment of solubilized feedstreams (in which the containment is dissolved, rather than suspended, in the feedstream) include: (i) ion exchange (wherein electrically charged ions that are electrochemically held by ion exchange resin beads are exchanged for ions of similar charge in a solution in which the beads are immersed), (ii) reverse osmosis (wherein solutions are desalted or concentrated by driving them through membranes using relatively high hydraulic pressure, resulting in contaminants being excluded or rejected by the membranes), (iii) precipitation (wherein chemicals are used to precipitate out the contaminants for eventual off-site disposal), (iv) ultrafiltration (wherein moderate hydraulic pressure is used to transfer water and low molecular weight species through a membrane while blocking relatively large-sized contaminants such as suspended solids, colloids and large organic molecules) and (v) chromatography (wherein mixtures are separated into their constituents by preferential adsorption on solids).

CST

   Although CST uses the same basic principles as other membrane separation technologies, the Company believes that CST represents a significant advance in membrane separation technology in the treatment of solubilized feedstreams. In contrast to the five alternative separation technologies described above, CST acts by separating and extracting the targeted material(s) from the feedstream, rather than extracting the feedstream from the targeted material(s). As a result, for the first time, a single process is capable of treating a wide variety of elements and compounds in a wide variety of industrial settings, and doing so at great speed and with a high degree of effectiveness regardless of particle size, volume requirements and other variables. The Company also believes that CST is the first membrane separation technology which is capable, in a single process application, of selectively extracting multiple elements or compounds from a mixed process stream. The CST membrane modules can also be configured in various sizes and numbers and for varying capacities, and operate on the manufacturing site at ambient temperatures and pressures.

   CST involves injecting a contaminated liquid or gaseous feedstream into the Company-designed fibrous membrane unit or module. This module is continuously fed with a recycled stream of proprietary chemical solution whose composition will vary depending on the types of compounds in the feedstream. As the feedstream enters the membrane unit, the metal or other substance to be extracted reacts with the proprietary chemical solution in the fibrous membrane, and the metallic or other ions are extracted through the membrane into a strip solution which is concentrated and gathered in a separate storage container. The balance of the feedstream is either recycled or simply discharged as normal effluent. In some instances, additional treatment may be required prior to disposal, or disposal may need to be made in a regulated manner. The Company believes that CST can be utilized for the separation and recovery of chrome, chromium, cadmium, silver, mercury, platinum, lead, zinc, nickel, trichlorethylene, polychlorinated biphenyls, methylene chloride, amino acids, antibiotics, radionuclides, and other organic and inorganic substances.

   The typical CST module is cylindrical in shape and can be situated on a surface or in an area the size of a desktop. The module casing is constructed of either steel or plastic (depending on the required durability for the particular process application), and contains the microporous fiber membrane through which the target element or compound is separated from the contaminated feedstream. At one end of the module, there is attached a set of pumps and tubing that feeds the contaminated feedstock from its point of origin (such as a metal plating tank or bath) into the module. Additional pumps and tubing are attached to feed and recycle the chemical solution which is the active element in the membrane, and discharge tubing or piping is attached at the other end of the module, to carry away the separated concentrated metal solution or other compound, and the wastewater and other non-reusable by-product. The Company plans to produce a range of modules that will precisely conform to the customer's requirements for volume and capacity, and thus accommodate the available space in the customer's facility. The Company also formulates the active chemical compound for the process in each customer application, and performs the initial installation of the equipment at the customer site. The customer will operate the equipment and, by computer hook-up, the Company will monitor the equipment and process while in operation.

   The following diagram illustrates how the CST module works:










INSERT CHART













   ------

   1. Feedstream containing varied materials (e.g., metals, organics, biochemicals and gases) to be separated and extracted.

   2. Direction of feedstream flow through module.

   3. Continuous strip solution into which selected materials are extracted and separated.

   4. Original feedstream without separated materials.

LABORATORY AND OTHER TEST RESULTS

   In more than 100 laboratory tests on a small-scale basis, one field test and one commercial scale installation at a metal plating company to date, CST has demonstrated the ability to successfully separate a variety of metals and other substances from liquid and gaseous process streams. In each instance, the process stream was reduced to levels approaching federal guidelines under the Federal Clean Water Act for the disposal of the reacted process stream as normal wastewater effluent, and the recovered materials were of sufficient quantity and purity as to economically permit the reuse thereof in most commercial applications.

   Test results included the following:

                                                                                          Applicable
Material             Before Treatment       After Treatment                             Federal Guideline
------------------   --------------------   ---------------------------------------    --------------------
Metals:
     Zinc            1,000 ppm              Less than 2 ppm (after 30 minutes)         Less than 2 ppm
     Nickel          3,200 ppm              Less than 1.6 ppm (after 30 minutes)       Less than 2 ppm
     Chromium        637 ppm                0.074 ppm (field test)                     5 ppm
     Aluminum        195 ppm                100 ppm (after 15 minutes)                 30 ppm
Organics:
     Phenol          10,000 ppm             Less than 10 ppm                           Less than 30 ppm
     Nitrophenol     10,000 ppm             Less than 10 ppm                           Less than 30 ppm
Biochemicals:
     Phenylalanine   5,000 ppm              Less than 10 ppm                           Less than 30 ppm
Radionuclides:
     Cesium          10 ppm                 Less than 5 parts per billion (ppb)        Less than 10 ppb
     Rhenium         5 ppm                  Less than 5 ppb                            Less than 10 ppb
Anions:
     Nitrates        62,000 ppm             Less than 100 ppm                          Less than 10 ppm


   All of these tests were performed on limited quantities of process streams, and there can be no assurance that the same or similar results would or could be obtained on a large-scale commercial basis or on any specific project. See "Risk Factors -- Unproven on Large-Scale Commercial Basis."

COMPETITIVE AND OPERATIONAL ASPECTS OF CST


   The following chart highlights certain of the salient differences which the Company believes, based on the limited quantities of process streams tested, distinguishes CST from other membrane separation technologies. As shown below, the Company believes that CST has substantially broader applications than most of the other technologies, and is generally capable of superior results in less time.

                                                                                                             REVERSE
                                                                                                             OSMOSIS/
                                                                                                             ULTRA-
                       CST                  ION EXCHANGE          PRECIPITATION        CHROMATOGRAPHY       FILTRATION
                        ------------------   ------------------    ------------------   ------------------   ------------------
Process Description    Reaction-diffusion   Ionic exchange        Precipitation as     Adsorption           High pressure
                       membrane transport                         metal hydroxides                          transport of
                                                                                                            water across a
                                                                                                            membrane
--------------------------------------------------------------------------------------------------------------------------------
Process Temperatures   Ambient-80|SDC       Ambient-80|SDC        Ambient              Ambient              Ambient-80|SDC
--------------------------------------------------------------------------------------------------------------------------------
Process Pressure       15-20 pounds per     20-30 psi             15-25 psi            25 psi               100-1,000 psi
                       square inch (psi)
--------------------------------------------------------------------------------------------------------------------------------
Target Compounds       Metals, Organics,    Metals, Anions        Heavy Metals         Biochemicals         Water
                       Volatile organic
                       compounds, Gases,
                       Biochemicals,
                       Radionuclides,
                       Anions
--------------------------------------------------------------------------------------------------------------------------------
Target Metals          Electroplating,      Electroplating,       Electrochemicals,    Biotechnology        Electroplating,
                       Metal                Metal Finishing       Metal Finishing                           Metal Finishing,
                       Finishing,                                                                           Petroleum,
                       Petroleum,                                                                           Petrochemical,
                       Petrochemical,                                                                       Paper, Organics,
                       Paper,                                                                               Food Process,
                       Organics, Food                                                                       Biotechnology,
                       Process,                                                                             Textile
                       Biotechnology,
                       Textile
--------------------------------------------------------------------------------------------------------------------------------
Reaction Time          Instantaneous        1-2 seconds           2-10 seconds         Several minutes      Not applicable
--------------------------------------------------------------------------------------------------------------------------------
Process Selectivity    Greater than 1,000:1 Less than 70:1        0:1                  2-5:1                0:1
  (Desired:
  Undesired)
--------------------------------------------------------------------------------------------------------------------------------
Product Recovery       Greater than 99.9%   Greater than 99.9%    None                 Greater than 90%     Greater than 90%
--------------------------------------------------------------------------------------------------------------------------------
Loading Limitations    None                 Operates only at      None                 Operates only at     Cannot produce
                                            low feed velocities                        very low flow rates  large throughput
                                                                                                            without clogging
--------------------------------------------------------------------------------------------------------------------------------
Process Speed          Very high            Low to medium         High                 Very low             Medium
--------------------------------------------------------------------------------------------------------------------------------
Post-Treatment         No                   Yes                   Yes                  Yes                  Yes
  Required
--------------------------------------------------------------------------------------------------------------------------------
Comments;              Readily integrated   Readily integrated    Non-selective; most  Limited to low feed  Energy intensive;
  Limitations          into other           into other processes  labor intensive; no  concentration; non-  non-selective;
                       processes; may                             product recovery     selective; slow      needs
                       need prefiltration                                              process              prefiltration
                       to remove suspened                                                                   relatively
                       or heavier particles                                                                 expensive



COMMERCIALIZATION AND MARKETING STRATEGY

   During the initial commercialization phase, the Company expects to lease the CST modules to customers, with the lease payments being due and payable after installation and successful start-up of the equipment. When replacement modules are required, the Company expects to supply these modules at a reasonable mark-up over their cost. As new patents are filed and issued, the Company may, for certain applications, determine to make a direct sale of the equipment with additional long-term royalty payment provisions. The Company also expects to obtain revenues through servicing the CST equipment, including periodic replacement of the membrane component. In addition to leasing and selling its equipment, the Company intends to charge its customers based on a percentage of the customer's actual cost savings derived from reduced disposal costs and recovered reusable materials. In applications in which reusable materials are not recovered, the Company's ongoing charges may be based on the volume of materials processed. Although the Company plans to focus its initial marketing efforts on domestic businesses, the Company will also be prepared to pursue international opportunities, which may arise from successful presentations to multinational corporations or from overseas referrals by domestic entities.

   In specific industries and for specific applications, the Company intends to emphasize and exploit the following attributes of CST.

   Metals Separation and Recovery


   The Company's initial marketing efforts will be in the industrial sector, in which the separation and recovery of metal-bearing liquid solutions present a substantial market. Primary among the potential customers in this area are metal plating and metal finishing operations, which generate substantial volumes of mixed metals process streams for which no previous technology was available to effect proper separation.

   In September 1996, the Company installed a commercial scale CST unit on-line at Plating Technology Inc., a Columbus, Ohio metal plating company ("PTI"). The unit is currently operating on a continuous mode and, based on operating data results to date, is successfully separating and recovering nickel and zinc effluent streams with concentrations varying from 100 to 1,000 ppm. DLZ Laboratories Inc., an independent testing laboratory, verified that the CST unit processed the initial batch of process effluent stream and reduced nickel and zinc contamination from 900 ppm to 2 ppm in one hour. The Company's own data indicate that, in ongoing use on effluent streams containing nickel and zinc concentrations of 200 to 400 ppm, this CST unit has consistently reduced the level of contaminants to 1 to 5 ppm. The decontaminated process effluent stream is being recycled PTI's plating line rinse tanks, saving PTI its normal consumption of make-up water at a rate of five gallons per minute. The recovered nickel and zinc solution is currently being analyzed by PTI for reuse in its plating operations.


   The major competitive technology in this area is precipitation, which generates a metallic sludge by-product requiring further treatment prior to landfill disposal. By contrast, CST does not generate harmful metallic sludges, and instead enables close to 100% process water recycling, while also enabling recovery of valuable raw materials. As costs of environmental compliance continue to mount, the Company expects CST to become a preferred alternative to existing metals separation methods.

   Gas Separation

   The CST equipment and technology can also be utilized to separate and recover valuable gases (such as nitrogen) from mixed gaseous and liquid compounds. For example, nitrogen is used for a wide variety of process applications, including oil recovery, food processing, metal heat treatment, and pharmaceutical testing and development.

   Nitrogen is typically obtained by separating it from oxygen, using processes such as cryogenic distillation, adsorption, catalytic removal, and permselective polymeric membrane separation. However, each of these processes has drawbacks, which can include high energy usage, high pressure and temperature requirements, and/or relatively low purity of the recovered gas. The CST process overcomes these drawbacks by yielding relatively pure nitrogen in a low-energy, low capital cost process conducted at ambient temperature and pressure. The Company has prepared a proposal for a prototype unit for the production of high-purity nitrogen for use in food processing, but has not otherwise developed a strategy or targeted a market for commercialization of the gas separation application.

   Organics Separation and Recovery


   As of August 1, 1996, based on market data compiled by the Company, there were more than 10,000 organic chemical industry companies operating in the United States. These companies generate significant volumes of waste process streams, including mixed organic/non-organic streams. CST has been demonstrated to have significant capabilities in the separation and recovery of a variety of contaminants, including phenol and nitrophenol (a phenolic derivative), and the Company believes that such capabilities, although untested, extend to other organic chemicals such as volatile organic compounds, petrochemicals, other phenolic derivatives, olefin alkanes and acid gases.

   Currently, the primary technology utilized in this area is activated carbon treatment. Like the other slow biological treatment processes utilized in this area, the by-products are often more toxic than the original compound. The Company intends to demonstrate to chemical manufacturers that CST is effective in dealing with the wide variety of contaminants generated by these businesses, and that use of CST will substantially reduce the environmental risks and costs associated with traditional separation methods.

   Biochemicals Separation and Recovery


   CST has also been demonstrated to have significant capabilities in the separation and recovery of biochemicals, including phenylalanine (an amino acid), and the Company believes that such capabilities, although untested, extend to other biochemicals such as proteins, other amino acids, antibiotics, glycerides, fatty acids, drug delivery vehicles and other pharmaceuticals. Mixed wastes containing these materials are generated in both research and development functions and in manufacturing functions. These materials have substantial value, and the Company intends to emphasize both the value of the recovered materials and the enhanced and speedier environmental compliance attributes of CST.

   Currently, the primary competing technology in this area is chromatography, which requires substantially greater time to treat significant volumes of material, and is substantially less selective in the types of materials that can be separated from the liquid feedstream.


   Environmental Remediation and Restoration

   The Company believes that CST has significant potential for application to environmental remediation and restoration. The Company is currently involved in pilot projects for the decontamination of water in the Port of Baltimore, and for clean-up of trichlorethylene-contaminated groundwater on Cape Cod, Massachusetts. In the case of a project such as the Port of Baltimore project, it is expected that the remediating technology will be applied continuously over a period of many years, until the subject contamination (in the case of Baltimore, chromium leaching from underlying soil into the aquifer) has been demonstrated to have been abated for a significant period of time.

   In contrast to other remediation technologies, the Company believes that CST has the attributes of low initial capital costs, low operating costs and the ability to recover heavy metals, organic chemicals and varied volatile organic compounds for reuse.


   In August 1996, the Company completed an on-site demonstration of CST for the decontamination of water in the Port of Baltimore. During seven hours of operation, a single CST unit, in a single pass-through of feedstream, processed 90 gallons of water containing more than 600 ppm of chromium, and reduced the contamination level to 0.074 ppm. This reduced level of contamination was below the federal guideline (5 ppm) for the unregulated discharge of water. The results of this test are consistent with trials verified by DLZ Laboratories, Inc., an independent testing laboratory. The Company believes that compliance with such guideline can be achieved either by refinement of chemical formulation or process procedure, by dilution of the processed water with a small amount of uncontaminated water, or by passing the processed water through a larger or supplemental CST unit. The Company believes that the same process is capable of achieving comparable results in the same time period on substantially greater volumes of contaminated water, either by increasing the flow of feedstream into the membrane, by configuring and utilizing a larger module, or by installing and operating additional modules. As indicated above, this demonstration was performed on limited quantities of process streams, and there can be no assurance that the same or similar results would or could be obtained on a larger scale.


   To speed its entry in this market, the Company intends to enter into collaborative joint working and marketing arrangements with established engineering and environmental service organizations which are expected to provide technical and professional expertise, market presence and credibility. Although the Company has entered into memorandums of understanding with several such companies, the Company has not to date entered into any definitive agreements or received any firm contract awards. See "-- Collaborative Working Arrangements."

   Radionuclide/Mixed Waste Separation

   In the United States, there are numerous sites operated or maintained by the Department of Energy and/or the Department of Defense at which there are present "mixed wastes" containing radionuclides intermingled with other hazardous wastes. These sites are also contaminated with other compounds associated with nuclear weapons, testing and energy. CST has been demonstrated to have significant capabilities in the separation of radionuclides such as cesium and rhenium, and the Company believes that such capabilities, although untested, extend to most of the other compounds found at such sites, such as technicium. The United States government estimates that potential government expenditures in this market could exceed $250 billion over the next 40 years.


   This element of the market is a significant subcategory of the general environmental remediation that can be undertaken with CST. In addition to low initial capital costs and low operational costs, CST has the advantage of cost-effectively separating both dissolved mixed waste and radionuclides, and allowing separate handling and disposal of both hazardous waste types. The Company anticipates pursuing this market area in collaboration with established engineering and environmental service organizations, who can provide technical and professional expertise, market presence and credibility. Neither the Company nor any of its collaborative partners have been awarded any contracts to use CST, and there can be no assurance as to whether or when any such contracts may be obtained.

PROPOSED MANUFACTURING OPERATIONS

   The Company currently has a limited number of outside sources of supply for some strategic components used in CST, including chemicals, fibers and membrane casings. Business disruptions or financial difficulties of such suppliers, or raw material shortages or other causes beyond the Company's control, could adversely affect the Company by increasing their cost of goods sold or reducing the availability of such components. The use of outside suppliers also entails risks of quality control and disclosure of proprietary information.


   The Company intends to utilize a portion of the net proceeds of this Offering to establish a manufacturing facility in which the Company will be able to manufacture CST chemicals and equipment, including the microporous fiber membranes which constitute the key component of all configurations of CST equipment. The Company expects that such plant will be operational approximately six months following the completion of this Offering, although the Company may encounter unforeseen delays in locating, modifying and/or equipping the plant location. Once the plant is fully operational, the Company expects to benefit from greater quality control, increased assurance of product availability, and greater protection of proprietary information and technology. See "Risk Factors -- Dependence on Strategic Components" and "-- Unpredictability of Patent Protection and Proprietary Technology" and "Use of Proceeds."


COLLABORATIVE WORKING ARRANGEMENTS

   As of the date of this Prospectus, the Company has entered into memorandums of understanding with Teledyne Brown and Sverdrup for various uses and applications of CST, principally in connection with large-scale clean-ups of governmental facilities.


   Pursuant to separate memorandums of understanding with each of Teledyne Brown and Sverdrup, the Company and each of Teledyne Brown and Sverdrup, respectively, have agreed to negotiate, on a non-exclusive basis, the formation of one or more mutually agreeable business arrangements concerning the marketing, application and commercialization of CST. In addition to conducting due diligence with respect to each company's technology in accordance with the confidentiality provisions contained in the memorandums of understanding, the Company and each of Teledyne Brown and Sverdrup, respectively, are currently negotiating the scope, covered applications and geographical territory encompassed by the proposed joint marketing and commercialization activities. It is expected that the Company's relationship with Teledyne Brown will focus on Department of Energy sites such as Hanford, Washington and Mound, Ohio, and that the Company's initial opportunities with Sverdrup will focus on Department of Defense sites such as Cape Cod, Massachusetts. In the event a definitive agreement is not entered into by the Company and Teledyne Brown or Sverdrup, respectively, on or before February 28, 1997, such memorandum of understanding may be terminated by either company upon written notice and, except for the survival of the confidentiality provisions, without any further liability to the other company. As of the date of the Prospectus, the Company has not determined the amount of net proceeds of this Offering to be applied to these or any other particular proposed collaborative working arrangement. See "Use of Proceeds." Although the Company believes that it will enter into definitive joint working agreements with Teledyne Brown, Sverdrup and other potential collaborative partners, there can be no assurance that these memorandums of understanding or other future discussions will result in any definitive joint ventures or related agreements, or, even if such agreements are executed, that the Company and its prospective collaborators will be awarded any projects that will ultimately result in revenues and earnings for the Company.

CFC SERVICES AGREEMENT

   Upon completion of this Offering, the Company will enter into a services agreement (the "Services Agreement") with Commodore CFC Technologies, Inc., a wholly-owned subsidiary of Commodore ("CFC Technologies"), which has developed and patented a process which, based on test applications of limited quantities of chlorofluorocarbons ("CFCs"), may be able to separate mixtures of refrigerants so that they can be returned to productive use at purity levels meeting industry standards. Pursuant to the Services Agreement, the Company will provide advice, assistance and guidance, and, where necessary, personnel to implement the same, in connection with, among others, administrative, financial and related matters, product design, development and promotion, and marketing, sales and related operations to CFC Technologies in connection with its business and operations in exchange for which the Company will be paid an annual fee equal to 75% of the net income of CFC Technologies, if any, and reimbursement of expenses incurred in furnishing such services. The Services Agreement may be terminated by either party at any time upon not less than 90 days' prior notice.

GOVERNMENT REGULATION

   The Company and its customers may be required to comply with a number of federal, state and local laws and regulations in the areas of safety, health and environmental controls including, without limitation, RCRA and OSHA, which may require the Company, its prospective working partners or its customers to obtain permits or approvals to utilize CST and related equipment on certain job sites. In addition, if, as and when the Company begins to market CST internationally, the Company may be required to comply with laws and regulations and obtain permits or approvals in those other countries. There is no assurance that such required permits and approvals will be obtained. Furthermore, particularly in the environmental remediation market, the Company may be required to conduct performance and operating studies to assure government agencies that CST and its by-products do not pose environmental risks. There is no assurance that such studies, if successful, will not be more costly or time-consuming than anticipated. Further, if new environmental legislation or regulations are enacted or existing legislation or regulations are amended, or are interpreted or enforced differently, the Company, its prospective working partners and/or its customers may be required to meet stricter standards of operation and/or obtain additional operating permits or approvals.

ENVIRONMENTAL MATTERS

   The Company's operations, as well as the use of specialized technical equipment by its customers, are subject to numerous federal, state and local regulations relating to the storage, handling and transportation of certain regulated materials. Although the Company's role is generally limited to the leasing of its specialized technical equipment for use by its customers, there is always the risk of the mishandling of such materials or technological or equipment failures, which could result in significant claims against the Company. Any such claims against the Company could have a material adverse effect.

   The Company maintains environmental liability insurance with limits of $1,000,000 per occurrence and $1,000,000 in the aggregate. The Company may be required to obtain environmental liability insurance in greater amounts in the future as CST is commercialized. There can be no assurance that such insurance will provide coverage against all claims, and claims may be made against the Company (even if covered by the Company's insurance policy) for amounts substantially in excess of applicable policy limits. Any such event could have a material adverse effect on the Company's business, financial condition and results of operations.

INTELLECTUAL PROPERTY

   The basic principles underlying the CST technology were developed by Srinivas Kilambi, Ph.D., the Company's Vice President - Technology. Effective February 29, 1996, pursuant to an assignment of technology agreement between the Company and Dr. Kilambi, the Company acquired rights to the CST technology from Dr. Kilambi, together with associated patent rights, confidential know-how and other property rights created or obtained by Dr. Kilambi, whether then existing or thereafter created, relating to the construction, design, development and exploitation of the processes, equipment and technology related to CST and any other product or development resulting from the acquired patent rights. Such assignment excluded applications involving the separation of technicium, a radionuclide. The Company is currently negotiating a technology license with Oak Ridge National Laboratory, a Department of Energy national laboratory, relating to the separation of technicium.

   In consideration for his assignment of the CST technology, the Company transferred to Dr. Kilambi 200,000 shares of common stock of Commodore, which had been contributed to the Company by Commodore to effect the transaction, and the Company agreed to pay Dr. Kilambi a royalty through December 3, 2002 equal to 2% of its revenues actually received and attributed to the commercial application of the acquired technology. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Certain Relationships and Related Transactions -- Organization and Capitalization of the Company."

   The Company has filed one United States utility patent application and one United States provisional patent application covering the principal features of its CST technology. The Company may also pursue foreign patent protection where it deems appropriate.

   The Company's liquid membrane technology patent applications are based on the selective combination of different known solvents, supports, diluents, carriers and other components to separate a variety of metals, chemicals and other targeted substances. While the Company believes that its technology covers all separation applications, third parties may have developed, or may subsequently assert claims to, certain of these solvents, supports, diluents, carriers or other components for one or more specific applications. In such event, the Company may need to acquire licenses to, or to contest the validity of, issued or pending patents or claims of third parties.

   To protect its trade secrets and the unpatented proprietary information in its development activities, the Company requires its employees, consultants and contractors to enter into agreements providing for the confidentiality and the Company's ownership of such trade secrets and other unpatented proprietary information originated by such persons while in the employ of the Company. The Company also requires potential collaborative partners to enter into confidentiality and non-disclosure agreements.

   There can be no assurance that any patents which may hereafter be obtained, or any of the Company's confidentiality and non-disclosure agreements, will provide meaningful protection of the Company's confidential or proprietary information in the case of unauthorized use or disclosure. In addition, there can be no assurance that the Company will not incur significant costs and expenses, including the costs of any future litigation, to defend its rights in respect of any such intellectual property.

COMPETITION

   The most common alternative methods for metals separation from solubilized process streams presently include ion exchange, reverse osmosis, precipitation, ultrafiltration and chromatography. The Company believes that most of these methods have certain drawbacks, including lack of selectivity in the separation process, inability to handle certain metals in the process streams, and the creation of sludges and other harmful by-products which require further post-treatment prior to disposal. For example, reverse osmosis and ultrafiltration are incapable of separating chrome and chromium materials from wastewater streams, and precipitation results in the production of sludge which requires dewatering, drying and disposal in a landfill. Certain of these other technologies also entail long process times, and are relatively expensive.

   By contrast, CST is capable of handling a broad range of compounds in a faster and relatively inexpensive manner. Furthermore, the by-products of the CST process consist primarily of wastewater, which can be discharged as normal wastewater effluent, and to a substantially lesser extent and in only rare circumstances, materials requiring landfill disposal.

   Separation technologies are currently utilized by a wide variety of domestic and international companies, including several large companies having substantially greater financial and other resources than the Company. Although the Company believes that CST has substantial advantages over all other known separation technolo gies, any one or more of the Company's competitors, or other enterprises not presently known, may develop technologies which are superior to CST. To the extent the Company's competitors are able to offer comparable services at lower prices or of higher quality, or more cost-effective alternatives, the Company's ability to compete effectively could be materially adversely affected. The Company believes that its ability to compete in both the commercial and governmental sectors is dependent upon CST being a superior, more cost-effective method to achieve separation and/or recovery of a variety of materials in varying amounts and configurations. In the event that the Company is unable to demonstrate that CST is a technical and cost-effective alternative to other separation technologies on a commercial scale, the Company may not be able to successfully compete.

RESEARCH AND DEVELOPMENT


   The Company continues to perform research and development activities with respect to CST, utilizing its internal technical staff as well as independent consultants. Such activities have to date been entirely Company-sponsored. Research and development expenditures were $165,280 and $215,360 for the three month period ended September 30, 1996 and the period from November 15, 1995 (date of inception) to September 30, 1996, respectively.

   The Company intends to expand its research and development efforts following this Offering. In addition to conducting ongoing tests, demonstrations and enhancements of CST, the Company's efforts are expected to focus on the optimization of performance and design for module manufacturing, development of new carriers and diluents, and investigation of additional process applications. The Company will use a portion of the net proceeds of this Offering for such ongoing development costs, which will include the hiring of additional personnel. See "Use of Proceeds."


EMPLOYEES


   As of September 30, 1996, the Company had seven full-time employees, including four with advanced scientific degrees. The Company believes that it has been successful in attracting experienced and capable personnel. All of the Company's employees have entered into agreements with the Company requiring them not to disclose the Company's proprietary information, assigning to the Company all rights to inventions made during their employment, and prohibiting them from competing with the Company. The Company's employees are not represented by any labor union. The Company believes that relations with its employees are satisfactory.


PROPERTIES

   The Company leases approximately 7,000 square feet of space in Columbus, Ohio from an unaffiliated third party under a lease expiring on November 30, 1996, which the Company uses as its laboratory and administrative offices. The Company shares such space with Commodore and certain of its other subsidiaries. As of July 1, 1996, the Company pays an allocable share of the rent equal to $750 per month for such space.

   The Company's principal executive offices are located in approximately 2,000 square feet of office space in New York, New York, which also serves as the principal executive offices of Commodore, certain of its affiliates, and Bentley J. Blum and Paul E. Hannesson, directors of each of the Company and Commodore. The Company does not pay any rent with respect to such offices. See "Certain Relationships and Related Transactions -- Offices."

   After this Offering, the Company intends to lease a new facility of approximately 35,000 square feet in or around Atlanta, Georgia, which would comprise the Company's executive and administrative offices, research and testing laboratories and CST manufacturing plant. The Company is currently in the process of selecting a suitable site for such facility. See "Use of Proceeds." Upon commencement of its occupancy at such facility, the Company, together with Commodore, may elect to terminate the existing lease in Columbus, Ohio.

LEGAL PROCEEDINGS

   There are no pending material legal proceedings to which the Company or its properties is subject.

                                  MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

   The names and ages of the executive officers, key employees and directors of the Company, and their positions with the Company, are as follows:

 Name                         Age   Position
 -------------------------   -----   ----------------------------------------------
Alan R. Burkart  .........    66    President, Chief Executive Officer and Director
Carl O. Magnell, P.E.  ...    55    Executive Vice President
James M. DeAngelis  ......    36    Senior Vice President
Srinivas Kilambi, Ph.D.  .    32    Vice President -- Technology
Michael D. Kiehnau, P.E.      35    Chief Financial Officer
Paul E. Hannesson  .......    56    Chairman of the Board of Directors
Bentley J. Blum  .........    55    Director
John A. Cenerazzo  .......    72    Director (1)
Jon Lee Prather  .........    57    Director (1)

------
(1) Positions will be assumed upon completion of this Offering.

   Alan R. Burkart was appointed President and Chief Executive Officer, and elected a Director, of the Company effective August 1, 1996. From March 1986 through September 1995, Mr. Burkart served as President and Chief Operating Officer of Columbian Chemicals Company, the second largest producer of industrial and rubber carbon blacks in the world, which is wholly owned by Phelps Dodge Corporation ("Columbian Chemicals"). Mr. Burkart had been retired from September 1995 until his appointment with the Company. Mr. Burkart is a member of the American Institute of Mechanical Engineers and the American Society of Testing and Materials. Mr. Burkart holds a B.S. degree in Metallurgical Engineering from Case Institute of Technology.

   Carl O. Magnell, P.E. was appointed Executive Vice President of the Company effective September 1, 1996. He served prior to such time as Executive Vice President, Governmental Operations of Commodore Applied Technologies, Inc., a 72%-owned, publicly-traded subsidiary of Commodore engaged in the environmental technology business ("Applied"), since July 1996. From September 1995 to July 1996, Mr. Magnell served as Vice President for Business Development of Commodore. From 1992 to August 1995, Mr. Magnell served as Director of Research for Civil Engineering Research Foundation (an industry-sponsored engineering research group), and from 1964 to 1992, Mr. Magnell served in various engineering capacities with the U.S. Army Corps of Engineers, including brigade commander in Europe and as Engineer for U.S. Forces in Korea, retiring as a colonel. Mr. Magnell holds a B.S. degree from the United States Military Academy, and M.S. degrees in Civil Engineering and Political Science from the Massachusetts Institute of Technology. He is a licensed professional engineer.

   James M. DeAngelis was appointed Senior Vice President of the Company effective September 1, 1996. He served prior to such time as Vice President -- Marketing of Commodore and President of CFC Technologies since January 1993. Prior to January 1993, Mr. DeAngelis was a full-time student, and completed M.B.A. and Masters in International Management degrees from the American Graduate School of International Management. Mr. DeAngelis holds B.S. degrees in Biology and Physiology from the University of Connecticut.

   Srinivas Kilambi, Ph.D. has served as Vice President -- Technology of the Company since February 1996, and was a part-time consultant to the Company from December 1995 to the time he became an officer of the Company. Prior to joining the Company, Dr. Kilambi was a graduate student at the University of Tennessee, where he received a Ph.D. in Chemical Engineering in January 1996. During the course of his graduate studies, Dr. Kilambi also performed research at Clarkson University, Potsdam, New York (from August 1991 to June
1993) and Oak Ridge National Laboratories, Oak Ridge, Tennessee (from September 1993 to June 1996), and briefly served as an environmental consultant to Jacobs Engineering Group, Inc. from December 1993 to May 1994. Prior to his graduate studies in the United States, Dr. Kilambi served as the President and Managing Director of Chemopol Complex India, Pvt. Ltd., a developer of chemical and biochemical products, from 1987 to August 1991.

   Michael D. Kiehnau, P.E. joined the Company as Chief Financial Officer in September 1996. From 1992 to August 1996, Mr. Kiehnau served as a manager for Brown & Root, Inc. (an engineering and construction firm), and from 1983 to 1990, Mr. Kiehnau served in various engineering capacities with the U.S. Army Corps of Engineers in the United States, Europe and Central America. From 1990 to 1992, Mr. Kiehnau was a full-time student. Mr. Kiehnau holds a B.S. degree from the United States Military Academy, an M.A. in International Relations from Boston University, and an M.B.A. from the Harvard Graduate School of Business Administration. He is a licensed professional engineer.

   Paul E. Hannesson has been the Chairman of the Board of the Company since its inception. Mr. Hannesson has also been a Director of Commodore since February 1993, and served until July 1996 as its President and Chief Executive Officer. In July 1996, Mr. Hannesson became the President and Chief Executive Officer of Applied. Mr. Hannesson was a private investor and business consultant from 1990 to 1993. He currently serves as Chairman of the Board of Lanxide Corporation, a research and development company developing metal and ceramic materials ("Lanxide"), where he also serves on its Compensation Committee. Mr. Hannesson is the brother-in-law of Bentley J. Blum, a Director of the Company.

   Bentley J. Blum has been a Director of the Company since August 1996. Mr. Blum has been Chairman of the Board of Directors of Commodore since 1984. Mr. Blum has also served as the Chairman of the Board of Applied since July 1996. For more than 15 years, Mr. Blum has been actively engaged in real estate acquisitions and currently is the sole stockholder and director of a number of corporations which hold real estate interests, oil drilling interests and other corporate interests. Mr. Blum is a director of Lanxide; Federal Resources Corporation, a company formerly engaged in manufacturing, retail distribution and natural resources development; Specialty Retail Services, Inc., a former distributor of professional beauty products; and North Valley Development Corp., an inactive real estate development company. Mr. Blum is the controlling stockholder of Commodore, and is the brother-in-law of Paul
E. Hannesson, the Chairman of the Board of the Company.

   John A. Cenerazzo has agreed to join the Board of Directors of the Company upon the completion of this Offering. Mr. Cenerazzo currently serves as the Chairman of the Board of Infocore, Inc., a voice and data communications company, and as a director of U.S. Axle Inc., a manufacturer of industrial axles and shafts, and Igene Biotechnology, Inc., a development stage biotechnology company. For more than 30 years prior to his retirement in 1986, Mr. Cenerazzo, a chemical engineer, directed the operations, most recently as its Executive Vice President, of Kawecki Berylco Industries, Inc., a division of Cabot Corp. which produces chemicals and rare metals. Mr. Cenerazzo had also served as a director of National Penn Bank, a national bank located in Boyertown, Pennsylvania, from 1961 to April 1996, and was recently appointed director emeritus of such company.

   Jon Lee Prather has agreed to join the Board of Directors of the Company upon the completion of this Offering. Since January 1996, Mr. Prather has been a Senior Vice President of American Central Gas Companies, Inc., a privately-held company that gathers, treats and processes natural gas, and also serves on its advisory board. From 1979 through 1995, Mr. Prather held several executive positions with Columbian Chemicals, the most recent of which being Senior Vice President-Administration and General Counsel. Mr. Prather has been a licensed attorney for more than 30 years.

BOARD COMMITTEES

   The Company's Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. The responsibilities of the Audit Committee (which, upon completion of this Offering, will consist of Messrs. Cenerazzo (Chairman) and Prather) include recommending to the Board of Directors the firm of independent accountants to be retained by the Company, reviewing with the Company's independent accountants the scope and results of their audits, and reviewing with the independent accountants and management the Company's accounting and reporting principles, policies and practices, as well as the Company's accounting, financial and operating controls and staff. The Compensation Committee (which, upon completion of this Offering, will consist of Messrs. Prather (Chairman) and Blum) has responsibility for establishing and reviewing employee compensation. The Stock Option Committee (which, upon completion of this Offering, will consist of Messrs. Hannesson (Chairman) and Burkart) has responsibility for administering and interpreting the Company's 1996 Stock Option Plan (the "Plan"), and determining the recipients, amounts, and other terms (subject to the requirements of the Plan) of options which may be granted under the Plan from time to time.

COMPENSATION OF DIRECTORS

   Non-management directors of the Company will receive directors' fees of $500 per meeting for attendance at Board of Directors meetings, and are reimbursed for actual expenses incurred in respect of such attendance. The Company does not intend to separately compensate employees for serving as directors.

                            EXECUTIVE COMPENSATION


   The Company was organized in November 1995. No salaries were paid by the Company at any time through June 30, 1996, except for approximately $33,000 paid to Dr. Kilambi in the six months ended June 30, 1996 pursuant to his employment agreement. The Company has entered into employment agreements with its executive officers, as more fully described below. Except for Dr. Kilambi, whose employment agreement commenced on February 29, 1996, the employment agreements for the other executive officers commenced on August 1, 1996. To date, the salaries of the Company's executive officers have been paid from the proceeds of advances made to the Company by Commodore. See "Management's Discussion and Analysis of Financial Condition and Results of Operation -- Liquidity and Capital Resources."


EMPLOYMENT AGREEMENTS

   Each of Alan R. Burkart, Carl O. Magnell, James M. DeAngelis, Srinivas Kilambi, Ph.D. and Michael D. Kiehnau has entered into an employment agreement with the Company for a term expiring on December 31, 1999. Pursuant to these employment agreements, Messrs. Burkart, Magnell, DeAngelis, Kilambi and Kiehnau have agreed to devote substantially all of their business and professional time and efforts to the business of the Company as its President and Chief Executive Officer, Executive Vice President, Senior Vice President, Vice President -- Technology and Chief Financial Officer, respectively. The employment agreements provide that Messrs. Burkart, Magnell, DeAngelis, Kilambi and Kiehnau shall receive a fixed base salary at an annual rate of $200,000, $180,000, $145,000, $110,000 and $88,000, respectively, for services rendered in such positions, and each may be entitled to receive, at the sole discretion of the Board of Directors of the Company or a committee thereof, bonuses and/or stock options based on the achievement (in whole or in part) by the Company of its business plan and by the employee of fixed personal performance objectives. Each of Messrs. Burkart, Magnell, DeAngelis, Kilambi and Kiehnau are entitled to participate in the Company's Stock Option Plan and Executive Bonus Plan. See "-- Stock Options" and "-- Executive Bonus Plan" below. In addition, Mr. Burkart will receive a signing bonus of up to a maximum of approximately $117,500.

   The employment agreements also provide for termination by the Company upon death or disability (defined as three aggregate months of incapacity during any 365-consecutive day period) or upon conviction of a felony crime of moral turpitude or a material breach of their obligations to the Company. In the event any of the employment agreements are terminated by the Company without cause, such executive will be entitled to compensation for the balance of the term. The Company has obtained commitments for $1,000,000 key-man life insurance policies in respect of each of Messrs. Burkart, Magnell, DeAngelis and Kilambi.

   The employment agreements also contain covenants (a) restricting the executive from engaging in any activities competitive with the business of the Company during the terms of such employment agreements and one year thereafter, (b) prohibiting the executive from disclosure of confidential information regarding the Company at any time, and (c) confirming that all intellectual property developed by the executive and relating to the business of the Company constitutes the sole and exclusive property of the Company.

   Pursuant to an assignment of technology agreement between the Company and Dr. Kilambi, effective February 29, 1996, the Company agreed to pay to Dr. Kilambi a royalty through December 3, 2002 equal to 2% of the Company's revenues actually received and attributed to the commercial application of the acquired technology. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Business -- Intellectual Property" and "Certain Relationships and Related Transactions -- Organization and Capitalization of the Company."

STOCK OPTIONS

   On September 5, 1996, Commodore (as sole stockholder of the Company) approved the Company's 1996 Stock Option Plan, as previously adopted by the Company's Board of Directors (the "Plan"), pursuant to which officers, directors, and/or key employees and/or consultants of the Company can receive incentive stock options and non-qualified stock options to purchase up to an aggregate of 2,000,000 shares of the Company's Common Stock (of which no more than 1,500,000 shares may be issued pursuant to non-qualified stock options). On September 5, 1996, the Company's Board of Directors awarded, effective upon completion of this Offering, non-qualified stock options under the Plan to certain key executive officers entitling them to purchase an aggregate of 1,100,000 shares of Common Stock, all of which provide for an exercise price equal to the initial public offering price of the Common Stock, are exercisable at the rate of 20% of the number of options granted in each of calendar 1996 through 2000, inclusive, beginning on the closing date of this Offering and, unless exercised, expire on December 31, 2001 (subject to prior termination in accordance with the applicable stock option agreements). In addition, non-qualified options to purchase an aggregate of 135,000 shares of Common Stock were awarded, effective upon completion of this Offering, to members of the Board of Directors who are not employed or otherwise affiliated with the Company, all of which are exercisable at an exercise price equal to the initial public offering price of the Common Stock, are exercisable at the rate of 33 1/3 % of the number of options granted in each of calendar 1996 through 1998, inclusive, beginning on the closing date of this Offering, and, unless exercised, expire on December 31, 2001 (subject to prior termination in accordance with the applicable stock option agreements). The exercise price applicable to all outstanding stock options represents not less than 100% of the fair market value of the underlying Common Stock as of the date that such options were granted, as determined by the Board of Directors of the Company on the date that such options were granted.

   With respect to incentive stock options, the Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the Common Stock on the date that such option is granted (and 110% of fair market value in the case of stockholders who, at the time the option is granted, own more than 10% of the total outstanding Common Stock), and requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% stockholders). However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, or engages in or is involved with any business similar to that of the Company, such option holder's incentive options immediately terminate. Pursuant to the provisions of the Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000.

   With respect to non-qualified stock options, the Plan requires that the exercise price of all such options be at least equal to 100% of the fair market value of the Common Stock on the date such option is granted, provided that non-qualified options may be issued at a lower exercise price (but in no event less than 85% of fair market value) if the net pre-tax income of the Company in the full fiscal year immediately preceding the date of the grant of such option (the "Prior Year") exceeded 125% of the mean annual average net pre-tax income of the Company for the three fiscal years immediately preceding such Prior Year. Non-qualified options must have an expiration date not later than that date which is the day before the eighth anniversary of the date of the grant of the subject option. However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, or engages in or becomes involved with any business similar to that of the Company, such option holder's non-qualified options immediately terminate.

   The following table lists information on stock options granted to each of the Company's executive officers and directors and to all executive officers and directors as a group. All of such stock options were granted on September 5, 1996, and (i) with respect to all stock options other than those in favor of Messrs. Cenerazzo and Prather, are exercisable at the rate of 20% per calendar year in each of 1996 through 2000, inclusive (subject to prior termination under the terms of the applicable option agreements), or (ii) with respect to the stock options granted to Messrs. Cenerazzo and Prather, are exercisable at the rate of 33 1/3 % per calendar year in each of 1996 through 1998, inclusive (subject to prior termination under the terms of the applicable option agreements), and, to the extent not exercised, expire on December 31, 2001. As of the date of this Prospectus, none of such options have been exercised.


                                         Number of                        Percentage of
                                           Shares                             Total
    Name of                              Underlying        Type of           Options         Exercise
   Officer or                             Options          Option            Granted        Price per
    Director                              Granted          Granted          Under Plan        Share
 ------------------------------------   ------------   ---------------    ---------------   -----------
Alan R. Burkart  ....................      400,000      Non-Qualified          32.3%            *
Carl O. Magnell  ....................      175,000      Non-Qualified          14.2%            *
James M. DeAngelis  .................      150,000      Non-Qualified          12.1%            *
Srinivas Kilambi, Ph.D.  ............      100,000      Non-Qualified           8.1%            *
Michael D. Kiehnau  .................       75,000      Non-Qualified           6.1%            *
Paul E. Hannesson  ..................      200,000      Non-Qualified          16.2%            *
John A. Cenerazzo  ..................       67,500      Non-Qualified           5.5%            *
Jon Lee Prather  ....................       67,500      Non-Qualified           5.5%            *
                                        ------------   ---------------       -------
All executive officers and directors
  as a group (nine persons) .........    1,235,000                            100.0%
                                        ============   ===============       =======

------
* To be equal to the initial public offering price per share of the Common Stock in this Offering.

EXECUTIVE BONUS PLAN

   On September 5, 1996, the Company's Board of Directors established a five-year Executive Bonus Plan (the "Bonus Plan") to reward executive officers and other key employees based upon the Company achieving certain performance levels. Under the Bonus Plan, commencing with the Company's 1997 fiscal year and for each of the four fiscal years thereafter, the Company will have discretion to award bonuses in an aggregate amount in each fiscal year equal to 1% of the Company's consolidated net sales revenues for such fiscal year, provided and on condition that the Company achieves a consolidated net profit before taxes of not less than 5% of consolidated net sales in each year, and provided that the aggregate bonuses in each year (out of the maximum amount of 1% of annual net sales) shall not be in excess of the proportion by which the Company's consolidated net profit before taxes is greater than 5% of consolidated net sales but less than 15% of consolidated net sales. The Compensation Committee of the Board of Directors of the Company will determine the allocable amounts or percentages of the bonus pool which may be paid annually to participants; provided that for fiscal 1997, the following persons shall (subject to their continued full-time employment with the Company) be entitled to receive the following percentages of the bonus payments, if any, payable in respect of fiscal 1997:


     Name of                                               Percentage of
   Participant                                         Available Bonus Pool
 ----------------------------                         ------------------------
Alan R. Burkart  ............                                   15%
Carl O. Magnell  ............                                   15%
James M. DeAngelis  .........                                   15%
Srinivas Kilambi, Ph.D.  ....                                   15%
Michael D. Kiehnau  .........                                   15%
Other employees  ............                                   25%


   Bonuses under the Bonus Plan are not exclusive of other bonuses that may be awarded by the Board of Directors or the Compensation Committee from time to time.

LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY AND INDEMNIFICATION

   The Company has included in its Certificate of Incorporation and By-laws provisions to (i) eliminate the personal liability of its directors and officers for monetary damages resulting from breaches of their fiduciary duty (provided that such provisions do not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under
Section 174 of the Delaware General Corporation Law (the "Delaware Law"), or for any transaction from which the director and/or officer derived an improper personal benefit), and (ii) indemnify its directors and officers to the fullest extent permitted by the Delaware Law, including circumstances in which indemnification is otherwise discretionary. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

                            PRINCIPAL STOCKHOLDERS

   The following table sets forth certain information as of the date of this Prospectus with respect to (i) the beneficial ownership of the Common Stock of the Company by each beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company, each director, each executive officer and all executive officers and directors of the Company as a group, and (ii) the number of shares of Common Stock owned by each such person and group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

                                                                   Percentage of Outstanding
                                             Number of Shares             Common Stock
                                             of Common Stock           Beneficially Owned
            Name and Address of                Beneficially     ---------------------------------
            Beneficial Owner(1)                  Owned(2)       Before Offering   After Offering
 -----------------------------------------   ----------------   ---------------    --------------
Commodore Environmental
  Services, Inc. .........................      15,000,000           100.0%            75.0%(3)
Bentley J. Blum(4)  ......................      15,000,000           100.0%            75.0%
Paul E. Hannesson(5)  ....................       1,412,479             9.4%             7.1%
Alan R. Burkart(6)  ......................          82,609                *                *
Carl O. Magnell(7)  ......................          61,074                *                *
James M. DeAngelis(8)  ...................         181,071             1.2%                *
Srinivas Kilambi, Ph.D.(9)  ..............          72,184                *                *
Michael D. Kiehnau(10)  ..................          15,000                *                *
John A. Cenerazzo(11)  ...................          22,500                *                *
Jon Lee Prather(12)  .....................          22,500                *                *
All executive officers and directors as a
  group (nine persons) ...................      15,000,000           100.0%            75.0%

------
*Percentage ownership is less than 1%.

 (1) The addresses of each of Commodore Environmental Services, Inc., Bentley
     J. Blum, Paul E. Hannesson, Carl O. Magnell, James M. DeAngelis and Dr. Srinivas Kilambi is 150 East 58th Street, Suite 3400, New York, New York 10155. The address of Alan R. Burkart is 430 Cherry Hill Drive, Marietta, Georgia 30067. The address of Michael D. Kiehnau is 215 Prairie Street, Concord, Massachusetts 01742. The address of John A. Cenerazzo is P.O. Box 4067, Reading, Pennsylvania 19606. The address of Jon Lee Prather is 3414 South Zunis Place, Tulsa, Oklahoma 74105. Bentley J. Blum and Paul E. Hannesson are brothers-in-law.

 (2) As used herein, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the next 60 days. Unless otherwise noted, beneficial ownership consists of sole ownership, voting and investment rights.

 (3) In the event the Over-allotment Option is exercised in full, Commodore will sell 750,000 shares of Common Stock and will own 14,250,000 shares of Common Stock (71.3% of such outstanding shares) following the Offering. See "Certain Relationships and Related Transactions" and "Underwriting."


 (4) Represents all of the shares of Common Stock held by Commodore, based upon Mr. Blum's beneficial ownership of 28,224,050 shares and his spouse's ownership of 2,000,000 shares of common stock of Commodore, representing together 52.2% of the outstanding shares of Commodore common stock. As of September 30, 1996, there were 57,924,368 outstanding shares of Commodore common stock. Does not include 440,000 shares of Commodore common stock owned by Simone Blum, the mother of Mr. Blum, and 395,000 shares of Commodore common stock owned by Samuel Blum, the father of Mr. Blum. Mr. Blum disclaims any beneficial interest in the shares of Commodore common stock owned by his spouse, mother and father.


 (5) Consists of (a) 40,000 shares of Common Stock, representing 20% of the 200,000 stock options granted to Mr. Hannesson under the Plan, which are currently exercisable, and (b) Mr. Hannesson's indirect benefi-cial interest in the shares of Common Stock, based upon an aggregate of 2,650,000 shares of Commodore common stock owned by Suzanne Hannesson, the spouse of Mr. Hannesson, and 2,650,000 shares of Commodore common stock owned by the Hannesson Family Trust (Suzanne Hannesson and John D. Hannesson, trustees) for the benefit of Mr. Hannesson's spouse, representing together 9.1% of the outstanding shares of Commodore common stock. Does not include 1,000,000 shares of Commodore common stock owned by each of Jon Paul and Krista Hannesson, the adult children of Mr. Hannesson. Mr. Hannesson disclaims any beneficial interest in the shares of Commodore common stock owned by or for the benefit of his spouse and children.


 (6) Consists of (a) Mr. Burkart's indirect beneficial interest in the shares of Common Stock, based upon his ownership of 10,000 shares of Commodore common stock, and (b) 80,000 shares of Common Stock, representing 20% of the 400,000 stock options granted to Mr Burkart under the Plan, which are currently exercisable. Does not include 10,000 shares of Common Stock and 10,000 Warrants, which Mr. Burkart intends to purchase in the Offering. See "Underwriting."

 (7) Consists of (a) Mr. Magnell's indirect beneficial interest in the shares of Common Stock, based upon his ownership of 60,000 shares of Commodore common stock, and currently exercisable options to purchase 40,000 shares of Commodore common stock at $.50 per share, and (b) 35,000 shares of Common Stock, representing 20% of the 175,000 stock options granted to Mr. Magnell under the Plan, which are currently exercisable.

 (8) Consists of (a) Mr. DeAngelis' indirect beneficial interest in the shares of Common Stock, based upon his ownership of 480,000 shares of Commodore common stock, and currently exercisable options to purchase 100,000 shares of Commodore common stock at $.03 per share, and (b) 30,000 shares of Common Stock, representing 20% of the 150,000 stock options granted to Mr. DeAngelis under the Plan, which are currently exercisable.

 (9) Consists of (a) Dr. Kilambi's indirect beneficial interest in the shares of Common Stock, based upon his ownership of 200,000 shares of Commodore common stock, and (b) 20,000 shares of Common Stock, representing 20% of the 100,000 stock options granted to Dr. Kilambi under the Plan, which are currently exercisable.

(10) Consists of 15,000 shares of Common Stock, representing 20% of the 75,000 stock options granted to Mr. Kiehnau under the Plan, which are currently exercisable.

(11) Consists of 22,500 shares of Common Stock, representing 33 1/3 % of the 67,500 stock options granted to Mr. Cenerazzo under the Plan, which are currently exercisable.

(12) Consists of 22,500 shares of Common Stock, representing 33 1/3 % of the 67,500 stock options granted to Mr. Prather under the Plan, which are currently exercisable.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ORGANIZATION AND CAPITALIZATION OF THE COMPANY

   The Company was organized in November 1995 as a wholly-owned subsidiary of Commodore. Effective February 29, 1996, pursuant to an assignment of technology agreement between the Company and Srinivas Kilambi, Ph.D., the Company's Vice President--Technology, the Company acquired rights to the CST technology from Dr. Kilambi. In consideration for such technology, the Company transferred to Dr. Kilambi 200,000 shares of common stock of Commodore, which had been contributed to the Company by Commodore to effect the transaction, and the Company agreed to pay Dr. Kilambi a royalty through December 3, 2002 equal to 2% of the Company's revenues actually received and attributed to the commercial application of the acquired technology. In exchange for Commodore's issuance of such shares to the Company, as well as Commodore's funding and support of the Company, the Company issued to Commodore 15,000,000 shares of Common Stock. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Business -- Intellectual Property."


   Since the Company's inception, Commodore has financed the research and development activities of the Company through direct equity investments and loans to the Company. As of September 30, 1996, the Company's aggregate indebtedness to Commodore was approximately $408,000. As of October 16, 1996, $200,000 in additional funds have been advanced by Commodore to the Company. Commodore has agreed to contribute the entire amount of such intercompany debt to the Company's equity, without requirement of the issuance of any additional shares of capital stock.


   In the event that the Over-allotment Option is exercised (in whole or in part) with respect to shares of Common Stock, such additional shares will be sold to the Underwriters by Commodore, which will be entitled to retain the entire net proceeds from any such sale. See "Underwriting."

OFFICES

   The Company's principal executive offices are located in approximately 2,000 square feet of office space in New York, New York, which also serves as the principal executive offices of Commodore, certain of its affiliates, and Messrs. Bentley J. Blum and Paul E. Hannesson, directors of each of the Company and Commodore. The Company does not pay any rent with respect to such offices. In addition, the Company currently shares facilities in Columbus, Ohio with Commodore and certain of its other subsidiaries. The Company pays an allocable share of rent equal to $750 per month for such space. See "Business - Properties."

   After this Offering, the Company intends to lease a new facility of approximately 35,000 square feet in or around Atlanta, Georgia, which would comprise the Company's executive and administrative offices, research and testing laboratories and CST manufacturing plant. The Company is currently in the process of selecting a suitable site for such facility. See "Use of Proceeds." Upon commencement of its occupancy at such facility, the Company, together with Commodore, may elect to terminate the existing lease in Columbus, Ohio.

FUTURE TRANSACTIONS

   In connection with the Offering, the Company's Board of Directors has adopted a policy whereby any future transactions between the Company and any of its subsidiaries, affiliates, officers, directors, principal stockholders or any affiliates of the foregoing will be on terms no less favorable to the Company than could reasonably be obtained in "arm's length" transactions with independent third parties, and any such transactions will also be approved by a majority of the Company's disinterested outside directors.

                          DESCRIPTION OF SECURITIES

GENERAL

   The Company is authorized by its Certificate of Incorporation to issue an aggregate of 50,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"), which Preferred Stock may be issued with such rights, designations and privileges (including redemption and voting rights) as the Board of Directors may, from time to time, determine.

COMMON STOCK

   Holders of the Common Stock are entitled to one vote per share and, subject to the rights of the holders of the Preferred Stock (discussed below), to receive dividends when and as declared by the Board of Directors, and to share ratably in the assets of the Company legally available for distribution in the event of the liquidation, dissolution or winding up of the Company. Holders of the Common Stock do not have subscription, redemption or conversion rights, nor do they have any preemptive rights. In the event the Company were to elect to sell additional shares of its Common Stock following this Offering, investors in this Offering would have no right to purchase such additional shares. As a result, their percentage equity interest in the Company would be diluted. The shares of Common Stock offered hereby will be, when issued and paid for, fully-paid and not liable for further call or assessment. Holders of the Common Stock do not have cumulative voting rights, which means that the holders of more than half of the outstanding shares of Common Stock (subject to the rights of the holders of the Preferred Stock) can elect all of the Company's directors, if they choose to do so. In such event, the holders of the remaining shares would not be able to elect any directors. The Board is empowered to fill any vacancies on the Board. Except as otherwise required by the Delaware Law, all stockholder action is taken by vote of a majority of the outstanding shares of Common Stock voting as a single class present at a meeting of stockholders at which a quorum (consisting of a majority of the outstanding shares of the Company's Common Stock) is present in person or by proxy.

PREFERRED STOCK

   The Company is authorized by its Certificate of Incorporation to issue a maximum of 5,000,000 shares of Preferred Stock, in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by the Board of Directors of the Company. Preferred Stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed with the Secretary of State of the State of Delaware. The effect of such Preferred Stock is that the Company's Board of Directors alone, within the bounds and subject to the federal securities laws and the Delaware Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights may also adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

WARRANTS

   The following is a brief summary of certain provisions of the Warrants. Reference is made to the actual text of the Warrant Agreement between the Company, the Representative and The Bank of New York (the "Warrant Agent"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, for a more complete description of the Warrants. See "Additional Information."

   Exercise Price and Terms. Each Warrant entitles the registered holder thereof to purchase, at any time during the four year period commencing one year after the date of this Prospectus, one share of Common Stock at a price
of $     per share [140% of the initial public offering price per share of
Common Stock], subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The holder of any

Warrant may exercise such Warrant by surrendering the certificate representing the Warrant to the Warrant Agent, with the subscription form thereon properly completed and executed, together with payment of the exercise price. No fractional shares will be issued upon the exercise of the Warrants.

   Adjustments. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications of the Common Stock, or sale by the Company of shares of its Common Stock or other securities convertible into Common Stock (exclusive of options and shares under the Plan, and other limited exceptions) at a price below the then-applicable exercise price of the Warrants. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company, in order to enable warrantholders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might have been purchased upon the exercise of the Warrant.

   Redemption Provisions. Commencing 18 months after the date of this Prospectus, the Warrants are subject to redemption at $.10 per Warrant on 30 days' prior written notice provided that the average closing sale price of
the Common Stock as reported on the AMEX equals or exceeds $    per share
[300% of the initial public offering price of the Common Stock] (subject to adjustment for stock dividends, stock splits, combinations or reclassifications of the Common Stock), for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. In the event the Company exercises the right to redeem the Warrants, such Warrants will be exercisable until the close of business on the business day immediately preceding the date for redemption fixed in such notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.

   Transfer, Exchange and Exercise. The Warrants are in registered form and may be presented to the Warrant Agent for transfer, exchange or exercise at any time on or prior to their expiration date five years from the date of this Prospectus, at which time the Warrants become wholly void and of no value. If a market for the Warrants develops, the holder may sell the Warrants instead of exercising them. There can be no assurance, however, that a market for the Warrants will develop or continue.

   Modification of Warrants. The Company and the Warrant Agent may make such modifications to the Warrants as they deem necessary and desirable that do not adversely affect the interests of the warrantholders. The Company may, in its sole discretion, lower the exercise price of the Warrants for a period of not less than 30 days on not less than thirty (30) days' prior written notice to the warrantholders and the Representative. Modification of the number of securities purchasable upon the exercise of any Warrant, the exercise price and the expiration date with respect to any Warrant requires the consent of two-thirds of the warrantholders. No other modifications may be made to the Warrants, without the consent of two-thirds of the warrantholders.

   The Warrants are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Warrants. Although the Company will use its best efforts to have all of the shares of Common Stock issuable upon exercise of the Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, there can be no assurance that it will be able to do so.

   The Warrants are separately transferable immediately upon issuance. Although the Securities will not knowingly be sold to purchasers in jurisdictions in which the Securities are not registered or otherwise qualified for sale, purchasers may buy Warrants in the aftermarket or may move to jurisdictions in which the shares underlying the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In this event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants, and holders of Warrants would have no choice but to attempt to sell the Warrants in a jurisdiction where such sale is permissible or allow them to expire unexercised.

SECTION 203 OF THE DELAWARE LAW

   Section 203 of the Delaware Law prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or
(iii) on or after such date, the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3 % of the outstanding voting stock that is not owned by the interested stockholder. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person, who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

TRANSFER AGENT AND REGISTRAR AND WARRANT AGENT

   The Transfer Agent and Registrar for the Common Stock and the Warrant Agent for the Warrants is The Bank of New York, 101 Barclay Street, New York, New York 10286.

                       SHARES ELIGIBLE FOR FUTURE SALE

   Upon completion of this Offering, the Company will have 20,000,000 shares of Common Stock outstanding, of which only the 5,000,000 shares offered hereby (and the 5,000,000 Warrants) will be transferable without restriction under the Securities Act. The other 15,000,000 outstanding shares of Common Stock, all of which are owned by Commodore, are "restricted securities" (as that term is defined in Rule 144 promulgated under the Securities Act) which may be publicly sold only if registered under the Securities Act or if sold in accordance with an applicable exemption from registration, such as Rule
144. In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted securities for at least two years, is entitled to sell (together with any person with whom such individual is required to aggregate sales), within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if the Common Stock is quoted on the AMEX or another national securities exchange, the average weekly trading volume during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements, and the availability of current public information regarding the Company. A person who has not been an affiliate of the Company for at least three months, and who has beneficially owned restricted securities for at least three years, is entitled to sell such restricted shares under Rule 144 without regard to any of the limitations described above.

   Subject to certain limitations on the aggregate offering price of a transaction and other conditions, Rule 701 generally may be relied upon with respect to the sale of shares purchased from the Company by its employees, directors, officers or consultants prior to the date of this Prospectus pursuant to written compensatory benefit plans such as the Plan and written contracts such as option agreements. Rule 701 is also available for sales of shares acquired by persons pursuant to the exercise of options granted prior to the effective date of this Prospectus, regardless of whether the option exercise occurs before or after the effective date of this Prospectus. Securities issued in reliance on Rule 701 are "restricted securities" within the meaning of Rule 144 and, beginning 90 days after the date of this Prospectus, may be sold by persons other than affiliates of the Company subject only to the manner of sale provisions of Rule 144 and by affiliates under Rule 144 without compliance with its two-year minimum holding period requirement.

   Options granted under the Plan to purchase a total of 1,235,000 shares of Common Stock are currently outstanding, and options to purchase an additional 765,000 shares of Common Stock are reserved for future issuance under the Plan. Of the options granted under the Plan, 265,000 of such options are currently exercisable, with the remaining outstanding options to become exercisable at the rate of 265,000 options in each of December 1997 and 1998, and 220,000 options in each of December 1999 and 2000. Shares of Common Stock issued upon the exercise of outstanding options will be "restricted securities" and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available. Potential exemptions include those available under Rule 144 and Rule 701.

   No prediction can be made as to the effect that future sales of Common Stock, or the availability of shares of Common Stock for future sale, will have on the market prices of the Common Stock and the Warrants prevailing from time to time. The Company and Commodore, as well as all officers and directors of the Company and all holders of outstanding securities exercisable for or convertible into Common Stock (other than the Representative's Warrants), have agreed not to, directly or indirectly, issue, agree or offer to sell, sell, transfer, assign, distribute, grant an option for purchase or sale of, pledge, hypothecate or otherwise encumber or dispose of any beneficial interest in such securities for a period of 13 months following the date of this Prospectus without the prior written consent of the Representative. The sale or issuance, or the potential for sale or issuance, of Common Stock after such 13-month period could have an adverse impact on the market prices of the Common Stock and/or the Warrants. Sales of substantial amounts of Common Stock or the perception that such sales could occur could adversely affect prevailing market prices for the Common Stock and/or the Warrants. See "Underwriting."

                                 UNDERWRITING

   The Underwriters named below (the "Underwriters"), for whom National Securities Corporation is acting as representative (in such capacity, the "Representative"), have severally agreed, subject to the terms and conditions of the Underwriting Agreement (the "Underwriting Agreement"), to purchase from the Company and the Company has agreed to sell to the Underwriters on a firm commitment basis, the respective number of shares of Common Stock and Warrants set forth opposite their names:

                                             Number of            Number of
            Underwriters                       Shares              Warrants
 -----------------------------------        -------------        -------------
     National Securities
        Corporation ................

                                            -------------        -------------
     Total.  .......................         5,000,000            5,000,000
                                            =============        =============

   The Underwriters are committed to purchase all the shares of Common Stock and Warrants offered hereby, if any of such Securities are purchased. The Underwriting Agreement provides that the obligations of the several Underwriters are subject to conditions precedent specified therein.

   The Company has been advised by the Representative that the Underwriters propose initially to offer the Securities to the public at the initial public offering prices set forth on the cover page of this Prospectus and to certain
dealers at such prices less concessions not in excess of $   per share of
Common Stock and $   per Warrant. Such dealers may reallow a concession not
in excess of $   per share of Common Stock and $   per Warrant to certain
other dealers. After the commencement of the Offering, the public offering price, concession and reallowance may be changed by the Representative.

   The Representative has informed the Company that it does not expect sales to discretionary accounts by the Underwriters to exceed five percent of the Securities offered hereby.

   The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The Company has also agreed to pay to the Representative a non-accountable expense allowance equal to 3% of the gross proceeds derived from the sale of the Securities underwritten, of which $50,000 has been paid to date.

   Commodore and the Company have granted to the Underwriters an over-allotment option, exercisable during the 45-day period from the date of this Prospectus, to purchase from Commodore up to an additional 750,000 shares of Common Stock and/or to purchase from the Company up to an additional 750,000 Warrants at the initial public offering prices per share and per Warrant, respectively, offered hereby, less underwriting discounts and the non-accountable expense allowance. Such option may be exercised only for the purpose of covering over-allotments, if any, incurred in the sale of the Securities offered hereby. To the extent such option is exercised in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of the additional Securities proportionate to its initial commitment. The Company will not receive any of the proceeds from the sale of shares of Common Stock by Commodore.

   All officers, directors and stockholders of the Company and all holders of any options, warrants or other securities convertible, exercisable or exchangeable for Common Stock have agreed not to, directly or indirectly, offer, agree or offer to sell, sell, transfer, assign, encumber, grant an option for the purchase or sale of, pledge or otherwise dispose of any beneficial interest in such securities for a period of 13 months following the date of this Prospectus without the prior written consent of the Representative. An appropriate legend shall be marked on the face of certificates representing all such securities.

   The Company has agreed not to, without the prior written consent of the Representative, issue, sell, agree or offer to sell, grant an option for the purchase or sale of, or otherwise transfer or dispose of any of its securities for a period of 13 months following the effective date of the Registration Statement of which this Prospectus is a part, except pursuant to the Warrants and those options existing on the date of this Prospectus.

   In connection with this Offering, the Company has agreed to sell to the Representative, for $.0001 per warrant, warrants to purchase from the Company up to 500,000 shares of Common Stock and/or up to 500,000 Warrants (the "Representative's Warrants"). The Representative's Warrants are initially
exercisable at a price of $    per share [120% of the initial public offering
price per share of Common Stock] and $    per Warrant [120% of the initial
public offering price per Warrant] for a period of four years, commencing one year after the date of this Prospectus and are restricted from sale, transfer, assignment or hypothecation for a period of 12 months from the date of this Prospectus, except to officers of the Representative. The Representative's Warrants provide for adjustment in the number of securities issuable upon the exercise thereof as a result of certain subdivisions and combinations of the Common Stock. The Representative's Warrants grant to the holders thereof certain rights of registration for the securities issuable upon exercise thereof.

   Alan R. Burkart, the Company's President and Chief Executive Officer, intends to purchase 10,000 shares of Common Stock and 10,000 Warrants offered hereby at their respective initial public offering prices.

   Although the Representative has been in business for over 40 years, the Representative has participated in only ten public offerings as an underwriter during the last five years. In evaluating an investment in the Company, prospective purchasers of the Securities offered hereby should consider the Representative's limited experience.

   Prior to this Offering, there has been no public market for the Securities. Consequently, the initial public offering prices of the Securities and the terms of the Warrants have been determined by negotiation between the Company and the Representative and do not necessarily bear any relationship to the Company's asset value, net worth, or other established criteria of value. The factors considered in such negotiations were prevailing market conditions, the history of and prospects for the industry in which the Company competes, an assessment of the Company's management and technology, the prospects of the Company, its capital structure, the market for initial public offerings and market prices of similar securities of comparable publicly-traded companies.

   Upon the exercise of any Warrants more than one year after the date of this Prospectus, which exercise was solicited by the Representative, and to the extent not inconsistent with the guidelines of the National Association of Securities Dealers, Inc. and the Rules and Regulations of the Securities and Exchange Commission (the "Commission"), the Company has agreed to pay the Representative a commission of 5% of the aggregate exercise price of such Warrants. However, no compensation will be paid to the Representative in connection with the exercise of the Warrants if (a) the market price of the Common Stock is lower than the exercise price, (b) the Warrants are held in a discretionary account, or (c) the Warrants are exercised in an unsolicited transaction where the holder of the Warrant has not stated in writing that the transaction was solicited and has not designated in writing the Representative as soliciting agent. Unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, the Representative and any soliciting broker-dealers will be prohibited from engaging in any market-making activities or solicited brokerage activities with regard to the Company's securities for the periods prescribed by exemption (xi) to Rule 10b-6 before the solicitation activity or the termination (by waiver or otherwise) of any right that the Representative and any soliciting broker-dealers may have to receive a fee for the exercise of the Warrants following such solicitation. As a result, the Representative and any soliciting broker-dealers may be unable to continue to provide a market for the Common Stock or Warrants during certain periods while the Warrants are exercisable. If the Representative has engaged in any of the activities prohibited by Rule 10b-6 during the periods described above, the Representative has undertaken to waive unconditionally its rights to receive a commission on the exercise of such Warrants.

   The foregoing is a summary of the principal terms of the agreements described above. Reference is made to a copy of each such agreement which are filed as exhibits to the Registration Statement of which this Prospectus is a part for a more complete description thereof. See "Additional Information."

                                LEGAL MATTERS

   The validity of the issuance of the Securities offered hereby will be passed upon for the Company by the law firm of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, New York, New York, as counsel to the Company in connection with this Offering. Orrick, Herrington & Sutcliffe LLP, New York, New York, has acted as counsel to the Underwriters in connection with this Offering. A shareholder of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel is the holder of stock options to purchase an aggregate of 400,000 shares of Commodore common stock, representing less than 1% of Commodore's outstanding common stock.

                                   EXPERTS

   The financial statements included in this Prospectus and in the Registration Statement of which this Prospectus is a part have been audited by Tanner + Co., independent certified public accountants, to the extent and for the period set forth in the report of such firm contained herein and in the Registration Statement of which this Prospectus is a part. All such financial statements have been included in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

                            ADDITIONAL INFORMATION

   The Company has filed with the Commission in Washington D.C., a Registration Statement under the Securities Act with respect to the Securities offered hereby. This Prospectus, filed as a part of the Registration Statement, does not contain certain information set forth in or annexed as exhibits to the Registration Statement. For further information regarding the Company and the Securities offered hereby, reference is made to the Registration Statement and to the exhibits filed as a part thereof, which may be inspected at the office of the Commission without charge or copies of which may be obtained therefrom upon request to the Commission and payment of the prescribed fee. With respect to each contract, agreement or other document referred to in this Prospectus and filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved.

   The Registration Statement and such exhibits and schedules may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Registration Statement may also be accessed on the World Wide Web through the Commission's Internet address at "http://www.sec.gov."

                   COMMODORE SEPARATION TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                        INDEX TO FINANCIAL STATEMENTS


                                                                                                     Page

Independent Auditors' Report...................................................................      F-2

Balance Sheet as of June 30, 1996 and September 30, 1996 (unaudited)  ..........................     F-3

Statements of Operations for the period from November 15, 1995 (date of inception) to
  June 30, 1996, the three months ended September 30, 1996 (unaudited) and November 15, 1995
  (date of inception) to September 30, 1996 (unaudited) ........................................     F-4

Statement of Stockholders' Deficit for the period from November 15, 1995 (date of inception)
  through September 30, 1996 (unaudited) .......................................................     F-5

Statement of Cash Flows for the period from November 15, 1995 (date of inception) to
  June 30, 1996, the three months ended September 30, 1996 (unaudited) and November 15, 1995
  (date of inception) to September 30, 1996 (unaudited) ........................................     F-6

Notes to Financial Statements.  ................................................................     F-7


                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Commodore Separation Technologies, Inc.

   We have audited the accompanying balance sheet of Commodore Separation Technologies, Inc. (a development stage company) as of June 30, 1996, and the related statements of operations, stockholders' deficit, and cash flows for the period from November 15, 1995 (date of inception) to June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Commodore Separation Technologies, Inc. (a development stage company) as of June 30, 1996, and the results of its operations and its cash flows for the period from November 15, 1995 (date of inception) to June 30, 1996, in conformity with generally accepted accounting principles.

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 4, the Company's significant operating losses and deficits in working capital and stockholders' equity raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 4. The accompanying financial statements do not include any adjustment that might result from the outcome of this uncertainty.



                                                        TANNER + CO.

Salt Lake City, Utah
August 1, 1996 except notes 1, 2, 3 and 7, which are dated October 14, 1996

                   COMMODORE SEPARATION TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                                BALANCE SHEET

                     JUNE 30, 1996 AND SEPTEMBER 30, 1996

                                                                                        June 30,     September 30,
                                       ASSETS                                             1996           1996
                                                                                       ----------   ---------------
                                                                                                      (Unaudited)
Current assets:
   Cash ............................................................................    $  2,533       $  59,008
   Accounts receivable .............................................................          --           7,758
   Deferred offering costs .........................................................          --          74,293
                                                                                       ----------   ---------------
        Total current assets .......................................................       2,533         141,059
                                                                                       ----------   ---------------
Property and equipment:
   Technical equipment .............................................................       7,498         171,982
   Office equipment ................................................................       3,142           4,879
                                                                                       ----------   ---------------
                                                                                          10,640         176,861
     Less accumulated depreciation  ................................................          52           6,438
                                                                                       ----------   ---------------
     Net property and equipment  ...................................................      10,588         170,423
                                                                                       ----------   ---------------
Intangible assets, net of accumulated amortization of $101 and $367  ...............      10,206          17,711
                                                                                       ----------   ---------------
                                                                                        $ 23,327       $ 329,193
                                                                                       ==========   ===============
                        LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
   Accounts payable ................................................................    $ 18,254       $ 142,104
   Accrued liabilities .............................................................      12,276         114,253
   Due to related party ............................................................       1,033           1,467
   Note payable to stockholder .....................................................      52,600         408,000
                                                                                       ----------   ---------------
        Total current liabilities ..................................................      84,163         665,824
                                                                                       ----------   ---------------
Commitments and contingencies:  ....................................................          --              --
Stockholders' deficit;
   Preferred stock, $.001 par value, 5,000,000 shares authorized, and no shares
     issued  .......................................................................          --              --
   Common stock, $.001 par value, 50,000,000 shares authorized, 15,000,000 shares
     issued and outstanding  .......................................................      15,000          15,000
   Subscription receivable .........................................................     (14,900)             --
   Deficit accumulated during the development stage ................................     (60,936)       (351,631)
                                                                                       ----------   ---------------
        Total stockholders' deficit ................................................     (60,836)       (336,631)
                                                                                       ----------   ---------------
                                                                                        $ 23,327       $ 329,193
                                                                                       ==========   ===============


                See accompanying notes to financial statements

                   COMMODORE SEPARATION TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                           STATEMENTS OF OPERATIONS

       PERIOD FROM NOVEMBER 15, 1995 (DATE OF INCEPTION) TO JUNE 30, 1996,
                               THREE MONTHS ENDED
          SEPTEMBER 30, 1996 AND NOVEMBER 15, 1995 (DATE OF INCEPTION)
                             TO SEPTEMBER 30, 1996

                                                                      Cumulative
                                  Period from                       Amounts Since
                                  November 15,                       November 15,
                                      1995            Three              1995
                                    (Date of          Months           (Date of
                                 inception) to        Ended         Inception) to
                                    June 30,      September 30,     September 30,
                                      1996             1996              1996
                                 --------------   --------------    ---------------
                                                   (Unaudited)       (Unaudited)
Revenue  .....................           $   --        $7,758            $7,758
                                 ---------         ----------        ----------
Costs and expenses:
   Research and development ..      50,080            165,280           215,380
   Amortization ..............         101                266               367
   General and administrative        9,720            128,307           138,027
                                 ---------         ----------        ----------
     Total costs and expenses       59,901            293,853           353,754
                                 ---------         ----------        ----------
Loss from operations  ........     (59,901)          (286,095)         (345,996)
Interest expense  ............      (1,035)            (4,600)           (5,635)
                                 ---------         ----------        ----------
     Net loss before income
        taxes ................     (60,936)          (290,695)         (351,631)
Provision for income taxes  ..          --                 --                --
                                 ---------         ----------        ----------
     Net loss  ...............    $(60,936)         $(290,695)        $(351,631)
                                 =========         ==========        ==========
     Loss per share  .........    $   (.00)         $    (.02)        $    (.02)
                                 =========         ==========        ==========


               See accompanying notes to financial statements.

                   COMMODORE SEPARATION TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                      STATEMENT OF STOCKHOLDERS' DEFICIT

                    PERIOD FROM NOVEMBER 15, 1995 (DATE OF
                    INCEPTION) THROUGH SEPTEMBER 30, 1996

                                                                                   Deficit
                                                                                 Accumulated
                                                                                  During the          Total
                                          Common Stock          Subscription     Development      Stockholders'
                                   -------------------------    --------------   -------------   ---------------
                                       Shares       Amount       Receivable         Stage            Deficit
                                    ------------   ---------    --------------   -------------   ---------------
Balance, November 15, 1995  .....            --     $    --      $      --       $       --        $       --
Common stock issued for cash on
  November 15, 1995 at $1 per
  share .........................           100         100             --               --               100
Forward stock split of 150,000
  shares for one share on
  September 5, 1996 .............    14,999,900      14,900        (14,900)              --                --
Net loss  .......................            --          --             --          (60,936)          (60,936)
                                    -----------   ---------      ----------      -----------       -----------
Balance, June 30, 1996  .........    15,000,000     $15,000       $(14,900)       $ (60,936)        $ (60,836)
                                    ===========   =========      ==========      ===========       ===========
Payment of subscription
  receivable (unaudited) ........            --          --         14,900               --            14,900
Net loss (unaudited)  ...........            --          --             --         (290,695)         (290,695)
                                    -----------   ---------      ----------      -----------       -----------
Balance, September 30, 1996
  (unaudited) ...................    15,000,000     $15,000       $     --        $(351,631)        $(336,631)
                                    ===========   =========      ==========      ===========       ===========


               See accompanying notes to financial statements.

                   COMMODORE SEPARATION TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE COMPANY)
                           STATEMENT OF CASH FLOWS
                    PERIOD FROM NOVEMBER 15, 1995 (DATE OF
  INCEPTION) TO JUNE 30, 1996, THE THREE MONTHS ENDED SEPTEMBER 30, 1996 AND
                                 NOVEMBER 15,
                1995 (DATE OF INCEPTION) TO SEPTEMBER 30, 1996

                                                           Period from                         Period from
                                                           November 15,                        November 15,
                                                               1995             Three              1995
                                                             (Date of          Months            (Date of
                                                          Inception) to         Ended         Inception) to
                                                             June 30,       September 30,     September 30,
                                                               1996             1996               1996
                                                          --------------   ---------------    ---------------
                                                                             (Unaudited)       (Unaudited)
Cash flows from operating activities:
   Net loss ...........................................      $(60,936)        $(290,695)        $(351,631)
   Adjustments to reconcile net loss to net cash (used
     in) operating activities:
     Depreciation and amortization  ...................           153             6,652             6,805
     (Increase) decrease in:
        Accounts receivable ...........................            --            (7,758)           (7,758)
     Increase (decrease) in:
        Accounts payable ..............................        18,254           123,850           142,104
        Accrued liabilities ...........................        12,276           101,977           114,253
        Due to related party ..........................         1,033               434             1,467
                                                            ----------        ----------        ----------
          Net cash used in operating activities  ......       (29,220)          (65,540)          (94,760)
                                                            ----------        ----------        ----------
Cash flows from investing activities:
   Acquisition of intangible assets ...................       (10,307)           (7,771)          (18,078)
   Purchase of property and equipment .................        (3,142)           (1,737)           (4,879)
   Construction technical equipment ...................        (7,498)         (164,484)         (171,982)
                                                            ----------        ----------        ----------
          Net cash used in investing activities  ......       (20,947)         (173,992)         (194,939)
                                                            ----------        ----------        ----------
Cash flows from financing activities:
   Proceeds from sale of common stock .................           100            14,900            15,000
   Note payable to stockholder ........................        52,600           355,400           408,000
   Increase in deferred offering costs ................            --           (74,293)          (74,293)
                                                            ----------        ----------        ----------
          Net cash provided by financing activities  ..        52,700           296,007           398,707
                                                            ----------        ----------        ----------
          Increase in cash  ...........................         2,533            56,475            59,008
Cash, beginning of period  ............................            --             2,533                --
                                                            ----------        ----------        ----------
Cash, end of period  ..................................      $  2,533         $  59,008         $  59,008
                                                            ==========        ==========        ==========
Supplemental disclosure of cash flow information
   Cash paid during the period for:
     Interest  ........................................      $     --        $      --         $      --
                                                            ==========        ==========        ==========
     Income taxes  ....................................      $     --        $      --         $      --
                                                            ==========        ==========        ==========


               See accompanying notes to financial statements.

                   COMMODORE SEPARATION TECHNOLOGIES, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                        Notes to Financial Statements

                                JUNE 30, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Development Stage Company


   Commodore Separation Technologies, Inc. (a development stage company) (the "Company") was incorporated on November 15, 1995, under the laws of the state of Delaware. As part of the capitalization of the Company, Commodore Environmental Services, Inc. ("Commodore") contributed to the Company Commodore's rights to the separation technology and assigned to the Company a royalty payable to Srinivas Kilambi, Ph.D., an officer of the Company, equal to 2% of future technology revenue that the Company may realize. See Note 5.


   The Company is a process technology company which has developed and intends to commercialize its separation technology and recovery system, known as CST. Based on the results of more than 100 laboratory tests and one significant field test to date, the Company believes that CST is capable of effectively separating and extracting various solubilized materials, including metals, organic chemicals, biochemicals, radionuclides and other targeted substances, from liquid and gaseous process streams. The Company has not commenced planned principal operations. As such, the Company is considered a development stage company as defined in SFAS No.7.

FAIR VALUE OF FINANCIAL INSTRUMENTS

   The fair value of financial instruments is determined by reference to various market data and other valuation techniques as appropriate. Financial instruments subject to possible material market variations from the recorded book value are a note payable to a stockholder and a note due to a related party. There are no material differences in instruments from the recorded book value as of June 30, 1996.

USE OF ACCOUNTING ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LOSS PER SHARE


   Loss per share is computed based on the average number of shares outstanding of 15,000,000 shares for the period November 15, 1995 (date of inception) to June 30, 1996, the three months ended September 30, 1996 (unaudited) and cumulative amounts since November 15, 1995 through September 30, 1996 (unaudited).


CASH EQUIVALENTS

   For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT


   Property and equipment are stated at cost. Major additions and improvements are capitalized while minor replacements, maintenance and repairs which do not increase the useful lives of the assets are expensed as incurred. Depreciation and amortization have been provided using a straight-line method over estimated useful lives of the assets, which vary from three to seven years. Research equipment has been constructed by the Company and management anticipates it will be placed in service in 1996. In connection with the construction, the Company has not capitalized interest as part of the asset cost as it is not material.

                   COMMODORE SEPARATION TECHNOLOGIES, INC.
                        (A Development Stage Company)

                 Notes to Financial Statements  - (Continued)

(1) Summary of Significant Accounting Policies  - (Continued)

INTANGIBLE ASSETS


   The Company has incurred costs associated with applying for certain patents. These costs are amortized over 17 years. Accumulated amortization was $101 and $367 at June 30, 1996 and September 30, 1996 (unaudited), respectively.


RESEARCH AND DEVELOPMENT EXPENDITURES

   Research and development expenditures are charged to operations as incurred except for those costs relating to the design or construction of an asset having an economic useful life which are then capitalized and depreciated over the estimated life.

INCOME TAXES

   Deferred income taxes are provided, when material, in amounts sufficient to give effect to timing differences between financial and tax reporting.


DEFERRED OFFERING COSTS

   The Company is currently in the process of drafting and preparing a Securities and Exchange Commission registration statement for a public offering. Costs related to the public offering including legal, accounting, printing, travel and other related costs are capitalized. Upon completion of the offering these costs will be netted against the offering proceeds. Should the offering be aborted or terminated those costs will be charged to operations.

UNAUDITED FINANCIAL INFORMATION

   The unaudited financial statements include the accounts of the Company and include all adjustments (consisting of normal recurring items) which are, in the opinion of management, necessary to present fairly the financial position as of September 30, 1996 and the results of operations and cash flows for the three months ended September 30, 1996 and the period November 15, 1995 (date of inception) to September 30, 1996. The results of operations for the three months ended September 30, 1996 are not necessarily indicative of the results to be expected for the entire year.


(2) RELATED PARTY TRANSACTIONS


   The Company owes unsecured advances of $52,600 and $408,000 as of June 30, 1996 and September 30, 1996, respectively, to its sole stockholder, Commodore. The Company owes interest on the advances at the rate of 8 percent per annum. Accrued interest payable at June 30, 1996 and September 30, 1996 is $1,035 and $5,635, respectively.

   The Company has unsecured non-interest bearing advances from a related entity that has the same principal stockholder as the Company. The amount owed to the related party at June 30, 1996 and September 30, 1996 is $1,033 and $1,467, respectively.

   Through June 30, 1996, the Company had an unwritten agreement in which its sole stockholder provided space for the Company's New York offices at no cost, and another company under common control provided the Ohio facility space to the Company at no cost. Subsequent to June 30, 1996, the Company is paying a monthly rent of $750 for the Ohio space. Rent expense for the three month period ended September 30, 1996 was $2,250.

                   COMMODORE SEPARATION TECHNOLOGIES, INC.
                        (A Development Stage Company)

                 Notes to Financial Statements  - (Continued)

(3) INCOME TAXES


   The difference between the income tax benefit at statutory rates for the periods ended June 30, 1996 and September 30, 1996, respectively, and the amount presented in the financial statements are as follows:

                                                         June 30,      September 30,
                                                           1996            1996
                                                        -----------   ---------------
                                                                        (unaudited)
          Tax benefit at statutory rates                 $(21,000)       $ (98,000)
          Valuation allowance                              21,000           98,000
                                                        ---------        ----------
                                                         $     --        $      --
                                                        =========        ==========
Deferred tax asset at June 30, 1996 and September
   30, 1996 are as follows:
          Net operating loss carryforward                $(21,000)       $(119,000)
          Valuation allowance                              21,000          119,000
                                                        ---------        ----------
               Net deferred tax asset                    $      --       $      --
                                                        =========        ==========


   At June 30, 1996 and September 30, 1996, the Company had tax loss carryforwards of approximately $21,000 and $119,000, respectively. The amount of and ultimate realization of benefit from the net operating loss for income tax purposes is dependent, in part, upon the tax laws in effect, future earnings of the Company, and other future events, the effects of which cannot be determined. A change in ownership of the Company may reduce the amount of loss allowable. These net operating carryforwards begin to expire in 2011.


   A valuation allowance has been established to reduce any potential tax benefit as it is not known when or if the Company will realize the benefit of net operating losses.

(4) GOING CONCERN

   The Company has sustained significant operating losses. In addition, the Company has significant deficits in working capital and stockholders' equity. These factors create an uncertainty about the Company's ability to continue as a going concern. The Company has received advances in working capital from its parent company to fund operations to date. There can be no assurance that it will continue to receive such assistance.

   The Company has commenced drafting and preparing a Securities and Exchange Commission registration statement for a public offering of five million shares of its common stock and five million warrants. If the proposed public offering is consummated it will provide funds for continuing operations. There is no assurance that the Company will be successful in raising the needed working capital and equity through the proposed public offering. The ability of the Company to continue as a going concern is dependent on the Company obtaining external funding and attaining future profitable operations. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern.

(5) ROYALTY AGREEMENT


   The Company has an agreement with an officer of the Company whereby the officer is to receive a royalty of 2% of collected revenues from the Company's membrane separation technology through December 3, 2002.


(6) RECENT ACCOUNTING PRONOUNCEMENTS

   The Financial Accounting Standards Board has issued Statements of Financial Accounting Standard Statement No. 121, "Accounting for Long Lived Assets" and No. 123 "Accounting and Disclosure of Stock-Based Compensation." Statement No. 121 is effective for years beginning after December 15, 1995. The effect of

                   COMMODORE SEPARATION TECHNOLOGIES, INC.
                        (A Development Stage Company)

                 Notes to Financial Statements  - (Continued)

(6) Recent Accounting Pronouncements  - (Continued)

adoption of Statement No. 121 will not have a material effect on the Company's financial statements. Statement No. 123 is effective for awards granted after December 31, 1994, and has required financial presentation for years beginning after December 15, 1995. The effect of adoption of Statement 123 is not expected to have a material effect on the Company's financial statements.

(7) SUBSEQUENT EVENTS

Public Stock Offering

   Subsequent to June 30, 1996, the Company commenced drafting and preparing a Securities and Exchange Commission registration statement for a public offering of five million shares of common stock and five million warrants.

EMPLOYMENT AGREEMENTS

   On August 1 and September 1, 1996, the Company entered into employment agreements with certain officers of the Company. Commitments under the employment agreements are as follows:

                                       Annual
           Year                     Compensation
           ------                   --------------
           1997                      $  619,000
           1998                         723,000
           1999                         723,000
           2000                         361,000
                                    --------------
                                     $2,426,000
                                    ==============

Stock Option Plan


   In September 1996, Commodore (as sole stockholder of the Company) approved the Company's 1996 Stock Option Plan, as previously adopted by the company's Board of Directors (the Plan), pursuant to which officers, directors, key employees and/or consultants of the Company can receive incentive stock options and non-qualified stock options to purchase up to an aggregate of 2,000,000 shares of the Company's Common Stock (of which no more than 1,500,000 shares may be issued pursuant to non-qualified stock options). In September 1996, the Company's Board of Directors awarded, under the Plan, based upon completion of the public offering, non-qualified stock options to certain key executive officers and directors entitling them to purchase an aggregate of 1,100,000 shares of Common Stock, all of which provide for an exercise price equal to the initial public offering price of the Common Stock, are exercisable at the rate of 20% of the number of options granted in each of calendar years 1996 through 2000, inclusive, beginning on the consummation of the Offering and, unless exercised, expire on December 31, 2001 (subject to prior termination in accordance with the applicable stock option agreements). In addition, non-qualified options to purchase an aggregate of 135,000 shares of Common Stock were awarded, based upon completion of the public offering, to members of the Board of Directors who are not employed or otherwise affiliated with the Company, all of which are exercisable at an exercise price equal to the initial public offering price of the Common Stock, are exercisable at the rate of 33 1/3% of the number of options granted in each of calendar years 1996 through 1998, inclusive, beginning on the consummation of the Offering, and, unless exercised, expire on December 31, 2001 (subject to prior termination in accordance with the applicable stock option agreements). The exercise price applicable to all outstanding stock options represent no less than 100% of the fair market value of the underlying Common Stock as of the date that such options were granted, as determined by the Board of Directors of the Company on the date that such options were granted.

                   COMMODORE SEPARATION TECHNOLOGIES, INC.
                        (A Development Stage Company)
                 Notes to Financial Statements  - (Continued)

(7) Subsequent Events  - (Continued)

BASIS OF PRESENTATION


   On September 5, 1996, the Company amended its Certificate of Incorporation which changed the preferred and common stock to the following:


   Preferred Stock


   The Company is authorized to issue up to 5,000,000 shares of preferred stock, $.001 par value.


   Common Stock


   The Company is authorized to issue up to 50,000,000 shares of common stock, $.001 par value.


   The Company also effected a forward stock split of 150,000 shares for one share. This increased the total number of shares of Common Stock issued and outstanding to 15,000,000 shares, which are all held by Commodore.

   The financial statements have been prepared as though the above changes in stockholders' equity had occurred at November 15, 1995.

CAPITAL CONTRIBUTION


   As of September 30, 1996, the Company had received $408,000 of additional advances from Commodore, which have been reflected in the financial statements as a note payable to stockholder. Upon completion of the public offering, $408,000 of the note payable and any additional advances will be converted to equity.

=============================================================================

   No dealer, salesperson or any other person has been authorized to give any information or to make any representation other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any date subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
                                    ------

                              TABLE OF CONTENTS

                                                                       Page
                                                                      --------
Prospectus Summary  ...............................                       3
Risk Factors  .....................................                       7
Use of Proceeds  ..................................                      15
Capitalization  ...................................                      16
Dividend Policy  ..................................                      17
Dilution  .........................................                      17
Selected Financial Data  ..........................                      18
Management's Discussion and Analysis of Financial
  Condition and Results of Operations .............                      19
Business  .........................................                      21
Management  .......................................                      33
Executive Compensation  ...........................                      35
Principal Stockholders  ...........................                      38
Certain Relationships and Related Transactions  ...                      40
Description of Securities  ........................                      41
Shares Eligible for Future Sale  ..................                      44
Underwriting  .....................................                      45
Legal Matters  ....................................                      47
Experts  ..........................................                      47
Additional Information  ...........................                      47
Index to Financial Statements  ....................                     F-1


   Until     , 1996 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligations of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments or subscriptions.

=============================================================================

=============================================================================

                             COMMODORE SEPARATION
                              TECHNOLOGIES, INC.





                             5,000,000 SHARES OF
                                 COMMON STOCK
                                     AND
                             5,000,000 REDEEMABLE
                            COMMON STOCK PURCHASE
                                   WARRANTS





                                    ------
                                  PROSPECTUS
                                    ------






                             NATIONAL SECURITIES
                                 CORPORATION





                                      , 1996

=============================================================================

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of the Securities being registered. All amounts are estimates except the SEC registration fee, the NASD filing fee and the AMEX listing fee.

SEC registration fee  ........................................   $ 41,874
NASD filing fee  .............................................     12,644
AMEX listing fee  ............................................     50,000
Registrar and Transfer Agent's fees ..........................     10,000
Printing and engraving expenses  .............................     50,000
Blue Sky fees and expenses  ..................................     25,000
Legal fees and expenses  .....................................    150,000
Accountant's fees and expenses  ..............................     25,000
Miscellaneous.  ..............................................     10,482
 .............................................................   ----------
  Total  .....................................................   $375,000
                                                                 ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The Certificate of Incorporation and By-laws of the registrant provide that the Company shall indemnify officers and directors to the fullest extent allowed by the Delaware General Corporation Law, as it now exists and as may be amended.

   The Underwriting Agreement between the Company and National Securities Corporation, as representative of the several Underwriters (the
"Representative"), provides for indemnification of the officers and directors of the registrant under certain circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.


   (a) In November 1995, the registrant issued 100 shares of its Common Stock to its corporate parent, Commodore Environmental Services, Inc. On September 5, 1996, the Company effected a 150,000-for-one stock split, and issued a new stock certificate to its corporate parent representing 15,000,000 shares of the registrant's Common Stock.


   In September 1996, the registrant issued to officers and directors, effective upon completion of this Offering, pursuant to the registrant's 1996 Stock Option Plan, options to purchase an aggregate of 1,235,000 shares of the registrant's Common Stock.

   (b) There were no underwriters, brokers or finders employed in connection with any of the transactions set forth in Item 15(a).

   (c) The issuances described in Item 15(a) were deemed exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. In addition, certain of the issuances described in Item 15(a) were deemed exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the registrant, to information about the registrant.

   The registrant has not otherwise issued any securities exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) Exhibits.

     Exhibit No.                                              Description
     ----------                                               ------------
        *1.1   Form of Underwriting Agreement between the Company and the Representative.
         3.1   Restated Certificate of Incorporation of the Company.
         3.2   By-Laws of the Company.
        *4.1   Specimen Common Stock Certificate.
        *4.2   Form of Warrant Agreement between the Company, the Representative and The Bank of New York.
        *4.3   Specimen Warrant Certificate.
        *4.4   Form of Representative's Warrant Agreement between the Company and the Representative, including form of Representative's Warrant therein.
        *5.1   Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel as to the legality of the Securities being offered.
        10.1   Employment Agreement, dated as of August 1, 1996, between the Company and Alan R. Burkart.
        10.2   Employment Agreement, dated as of September 1, 1996, between the Company and Carl O. Magnell.
        10.3   Employment Agreement, dated as of September 1, 1996, between the Company and James M. DeAngelis.
        10.4   Employment Agreement, dated as of September 1, 1996, between the Company and Srinivas Kilambi,
               Ph.D.
        10.5   Employment Agreement, dated as of September 1, 1996, between the Company and Michael D. Kiehnau.
        10.6   1996 Stock Option Plan of the Company.
        10.7   Executive Bonus Plan of the Company.
        10.8   Memorandum of Understanding, dated August 30, 1996, between the Company and Teledyne Brown Engineering, a Division of Teledyne Industries, Inc.
        10.9   Memorandum of Understanding, dated August 29, 1996, between the Company and Sverdrup Environmental,
               Inc.
        10.10  Services Agreement, dated August 31, 1996, between the Company and Commodore CFC Technologies,
               Inc.
        10.11  Assignment of Technology Agreement, dated as of December 4, 1995, by and between the Company (formerly
               Commodore Membrane Technologies, Inc.) and Srinivas Kilambi, Ph.D.
        22.1   Subsidiaries of the Company.
       *23.1   Consent of Tanner + Co.
        23.2   Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel (included in the opinion filed as Exhibit 5.1).
        23.3   Consent of John A. Cenerazzo.
        23.4   Consent of Jon Lee Prather.
        25.1   Power of Attorney (set forth on signature page of the Registration Statement).
        27.1   Financial Data Schedule.

------
Unless otherwise indicated, exhibits were previously filed.
* Filed herewith.


  (b) Financial Statement Schedules.

   None required.

ITEM 17. UNDERTAKINGS.

   The undersigned registrant hereby undertakes as follows:

   (a) To file, during any period in which offers or sales are being made, a post-effective amendment(s) to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement.

   (b) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (d) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

   (e) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (f) To provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on October 18, 1996.

                                      COMMODORE SEPARATION TECHNOLOGIES, INC.



                                      By: /s/ Alan R. Burkart
                                      ----------------------------------------
                                      Alan R. Burkart, President and Chief
                                      Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                           Title                         Date
 --------------------------   -----------------------------------   ------------------
/s/ Paul E. Hannesson        Chairman of the Board                 October 18, 1996
  -------------------------
  Paul E. Hannesson

/s/ Alan R. Burkart          President, Chief Executive            October 18, 1996
  -------------------------  Officer and Director (principal
  Alan R. Burkart            executive officer)

/s/ Michael D. Kiehnau*      Chief Financial Officer               October 18, 1996
  -------------------------  (principal financial and
  Michael D. Kiehnau         accounting officer)

/s/ Bentley J. Blum*         Director                              October 18, 1996
  -------------------------
  Bentley J. Blum

By: /s/ Paul E. Hannesson
--------------------------
  Paul E. Hannesson
  Attorney-in-Fact

                                EXHIBIT INDEX

       Exhibit
         No.                              Description                                                            Page
      -------                             ------------                                                          -----
       *1.1   Form of Underwriting Agreement between the Company and the Representative.
        3.1   Restated Certificate of Incorporation of the Company.
        3.2   By-Laws of the Company.
       *4.1   Specimen Common Stock Certificate.
       *4.2   Form of Warrant Agreement between the Company, the Representative and The Bank of New York.
       *4.3   Specimen Warrant Certificate.
       *4.4   Form of Representative's Warrant Agreement between the Company and the Representative, including form of Representative's Warrant therein.
       *5.1   Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel as to the legality of the
              Securities being offered.
       10.1   Employment Agreement, dated as of August 1, 1996, between the Company and Alan R. Burkart.
       10.2   Employment Agreement, dated as of September 1, 1996, between the Company and Carl O. Magnell.
       10.3   Employment Agreement, dated as of September 1, 1996, between the Company and James M. DeAngelis.
       10.4   Employment Agreement, dated as of September 1, 1996, between the Company and Srinivas Kilambi,
              Ph.D.
       10.5   Employment Agreement, dated as of September 1, 1996, between the Company and Michael D.
              Kiehnau.
       10.6   1996 Stock Option Plan of the Company.
       10.7   Executive Bonus Plan of the Company.
       10.8   Memorandum of Understanding, dated August 30, 1996, between the Company and Teledyne Brown
              Engineering, a Division of Teledyne Industries, Inc.
       10.9   Memorandum of Understanding, dated August 29, 1996, between the Company and Sverdrup
              Environmental, Inc.
       10.10  Services Agreement, dated August 31, 1996, between the Company and Commodore CFC Technologies,
              Inc.
       10.11  Assignment of Technology Agreement, dated as of December 4, 1995, by and between the Company
              (formerly Commodore Membrane Technologies, Inc.) and Srinivas Kilambi, Ph.D.
       22.1   Subsidiaries of the Company.
      *23.1   Consent of Tanner + Co.
       23.2   Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel (included in the opinion filed as Exhibit 5.1).
       23.3   Consent of John A. Cenerazzo.
       23.4   Consent of Jon Lee Prather.
       25.1   Power of Attorney (set forth on signature page of the Registration Statement).
       27.1   Financial Data Schedule.


------
Unless otherwise indicated, exhibits were previously filed.
* Filed herewith.